EXHIBIT 10.2

EXECUTION COPY

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

CONTRACT RESEARCH AGREEMENT

This CONTRACT RESEARCH AGREEMENT (this “Agreement”) is made and entered into as of the Effective Date (as defined below), by and among AGRIGENETICS, INC., a Delaware corporation having its principal place of business at 9330 Zionsville Road, Indianapolis, Indiana 46268 (“Agrigenetics”), MYCOGEN CORPORATION, a California corporation having its principal place of business at 9330 Zionsville Road, Indianapolis, Indiana 46268 (“Mycogen”), EXELIXIS PLANT SCIENCES, INC., a Delaware corporation having its principal place of business at 16160 SW Upper Boones Ferry Road, Portland, Oregon 97224 (“EPS”), and EXELIXIS, INC., a Delaware corporation having its principal place of business at 170 Harbor Way, P.O. Box 511, South San Francisco, California 94083 (“Exelixis”). Agrigenetics and EPS are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Mycogen is a party to this Agreement solely pursuant to Sections 9.4, 9.5, 9.6 and 11.1 and as a guarantor pursuant to Section 14.1. Exelixis is a party to this Agreement solely pursuant to Sections 8.2, 8.4(d), 8.7, 9.4, 9.5, 9.6 and 11.1 and as a guarantor pursuant to Section 14.1.

RECITALS

WHEREAS, Agrigenetics is interested in the research, development and commercialization of crops having enhanced characteristics suitable for food, feed and processing industries;

WHEREAS, EPS, a wholly owned subsidiary of Exelixis, has the expertise and the capability to develop assets in the field of functional genomics, particularly with respect to crop research and model plant systems;

WHEREAS, Agrigenetics and EPS, together with Mycogen, Exelixis and Agrinomics, LLC (“Agrinomics”), are entering into an Asset Purchase and License Agreement (the “APA”) on even date herewith, pursuant to which EPS and Agrinomics are selling certain assets to Agrigenetics and granting Agrigenetics licenses to certain other assets and intellectual property rights of EPS or Agrinomics; and

WHEREAS, Agrigenetics desires to engage EPS to develop additional assets under this Agreement and to complete certain research started pursuant to the [ * ], and EPS desires to accept such engagement, pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

The following terms, as used in this Agreement, have the following meanings.

1.1 “AAA” has the meaning set forth in Section 14.6(a).

1.2 “AAA Rules” has the meaning set forth in Section 14.6(a).

1.3 “Actual Annual FTE Payment” has the meaning set forth in Section 6.3(a).

1.4 “Actual Capital Expenditure” has the meaning set forth in Section 6.3(c)(i).

1.5 “Additional Purchased Asset” has the meaning set forth in Section 4.1(a).

1.6 “Additional Purchased Asset 1” has the meaning set forth in Section 4.1(a)(i).

1.7 “Additional Purchased Asset 2” has the meaning set forth in Section 4.1(a)(ii).

1.8 “Additional Purchased Asset 3” has the meaning set forth in Section 4.1(a)(iii).

1.9 “Affiliate” with respect to a Person, means any person, corporation, partnership or other entity that directly or indirectly controls or is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meaning, the terms “controlled by” or “under common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity, whether by the ownership of fifty percent (50%) or more of the voting stock of such entity, or by contract or otherwise.

1.10 “Agreement” has the meaning set forth in the Preamble.

1.11 “Agrigenetics” has the meaning set forth in the Preamble.

1.12 “Agrigenetics Advance Facilities Payments” has the meaning set forth in Section 6.2(b)(iii)(2).

1.13 “Agrigenetics Employee” has the meaning set forth in Section 8.4(c).

1.14 “Agrigenetics Estimated Annual Facility Expenses” has the meaning set forth in Section 6.2(b)(i).

[ * ] =CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.15 “Agrigenetics Indemnitees” has the meaning set forth in Section 12.2.

1.16 “Agrigenetics Know-How” means all Know-How Controlled by Agrigenetics as of the Effective Date or during the Term that is necessary or useful for EPS to perform its obligations under this Agreement, including Research Know-How.

1.17 “Agrigenetics Patents” means all Patents Controlled by Agrigenetics as of the Effective Date or during the Term that are necessary or useful for EPS to perform its obligations under this Agreement, including the Research Patents.

1.18 “Agrigenetics PDX Facility License” has the meaning set forth in Section 5.1.

1.19 “Agrigenetics Technology” means Agrigenetics Patents and Agrigenetics Know-How.

1.20 “Agrigenetics’ Share of Facilities Expenses” means the sum of (a) Agrigenetics’ Share of PDX Facility Expenses plus (b) all Purchased Facility Expenses.

1.21 “Agrigenetics’ Share of PDX Facility Expenses” has the meaning set forth in Section 6.1(b)(i).

1.22 “Agrinomics” has the meaning set forth in the Recitals.

1.23 “Anticipated Delivery Date” has the meaning set forth in Section 4.1(a).

1.24 “APA” has the meaning set forth in the Recitals.

1.25 “Arbitrator Confidentiality Agreement” has the meaning set forth in Section 14.6(d).

1.26 [ * ]

1.27 “Base Pay” shall mean the [ * ].

1.28 “Candidate Gene” has the meaning set forth in Section 4.1(a)(iii).

1.29 “CDA” has the meaning set forth in Section 9.5.

1.30 “Claims” has the meaning set forth in Section 12.1.

1.31 “Confidential Information” has the meaning set forth in Section 9.1.

1.32 “Contract Year” has the meaning set forth in Section 6.1(a).

1.33 “Control” means ownership or other legal authority or right of a Party to grant a

[ * ] =CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

license or sublicense of intellectual property rights to another Party or its Affiliates or to transfer materials to another Party or its Affiliates, without the grant of such license or sublicense or transfer alone constituting a material breach of an agreement between that Party (or its Affiliates) and a Third Party.

1.34 “Covered Period” has the meaning set forth in Section 14.14.

1.35 “Damages” means all obligations, liabilities, damages, losses, expenses (including reasonable attorney’s fees and reasonable expenses of litigation), penalties, fines and judgments, but excluding indirect, consequential, incidental, special and punitive damages.

1.36 “DAS” has the meaning set forth in the Recitals.

1.37 “Disclosing Party” has the meaning set forth in Section 9.1.

1.38 “Diligent Efforts” means [ * ].

1.39 [ * ].

1.40 “Effective Date” has the meaning assigned to it in the APA.

1.41 “Environmental Laws” has the meaning assigned to it in the APA.

1.42 “EPS” has the meaning set forth in the Preamble.

1.43 “EPS Greenhouse Lease” has the meaning set forth in Section 5.1.

1.44 “EPS Indemnitees” has the meaning set forth in Section 12.1.

1.45 “EPS’s Share of PDX Facility Expenses” has the meaning set forth in Section 6.1(b)(i).

1.46 [ * ].

1.47 “Estimated Agrigenetics PDX Facility Share” has the meaning set forth in Section 6.2(b)(iii)(1).

1.48 “Estimated Annual FTE Payment” has the meaning set forth in Section 6.2(a)(i).

1.49 “Estimated EPS PDX Facility Share” has the meaning set forth in Section 6.2(b)(iii)(1).

1.50 “Exelixis” has the meaning set forth in the Preamble.

[ * ] =CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.51 “Facilities” means the Purchased Facility and the PDX Facility.

1.52 “Facilities Expenses” means the PDX Facility Expenses and the Purchased Facility Expenses.

1.53 “FTE” means the equivalent of a full-time employee’s work time over a twelve (12)-month period (including normal vacations, sick days and holidays).

1.54 “FTE Rate” means the amount to be paid by Agrigenetics to EPS to support one (1) EPS FTE over one (1) twelve (12)-month period. The annual FTE Rate for each Contract Year is set forth in Section 6.1(a).

1.55 “Governmental Authority” means any United States or non-United States federal, national, supranational, state, provincial, local or similar government, governmental, regulatory or administrative authority, branch, agency or commission or any court, tribunal, or arbitral or judicial body (including any grand jury).

1.56 “Indemnifying Party” has the meaning set forth in Section 12.3(a).

1.57 “Indemnitee” has the meaning set forth in Section 12.3.

1.58 “Informatics Code” means any code generated by either Party under this Agreement [ * ].

1.59 [ * ]

1.60 [ * ] means [ * ].

1.61 “Joint Management Team” or “JMT” has the meaning assigned to it in Section 3.1(a).

1.62 “Key Personnel” means [ * ].

1.63 “Key Personnel List” means [ * ].

1.64 “Know-How” means data, inventions, discoveries, findings, methods, information, processes, informatics, techniques and technology (whether or not patentable), including, but not limited to, formulae, materials, including biological materials, practices, methods, knowledge, know-how, processes, experience, test data (including biological, field trial and test data, and related reports, statistical analyses, expert opinions and the like), analytical and quality control data, marketing data, which in all cases are not generally known, and the trade secret rights to the foregoing.

1.65 “Lease” means the Lease Agreement by and between Pacific Realty Associates and EPS dated March 7, 2006, as amended on or before the Effective Date.

[ * ] =CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.66 [ * ].

1.67 “Mycogen” has the meaning set forth in the Preamble.

1.68 “Net First Year FTE Payment” has the meaning set forth in Section 6.2(a)(ii)(1).

1.69 [ * ].

1.70 “Parties” has the meaning set forth in the Preamble.

1.71 “Party” has the meaning set forth in the Preamble.

1.72 “Patents” means: (a) United States and foreign patents, together with any and all reexaminations, reissues, renewals, extensions and term restorations, inventors’ certificates; and (b) United States and foreign patent applications, including provisionals, continuations, continued prosecutions, divisionals and substitute applications.

1.73 “PDX Facility” has the meaning assigned to it in the APA.

1.74 “PDX Facility Expenses” means all costs and expenses in connection with the operation (such as maintenance, repairs, janitorial services, technology services including telephone and internet, insurance and utilities) of the PDX Facility and the Purchased Operative Assets therein, including all costs and expenses paid or payable by EPS as tenant under the Lease during the Term.

1.75 “Permitted Affiliate” has the meaning set forth in Section 14.14(a).

1.76 “Person” means an individual, corporation, partnership, limited liability company, limited liability partnership, syndicate, person, trust, association, organization or other entity, including any Governmental Authority, and including any successor, by merger or otherwise, of any of the foregoing.

1.77 “Personnel Committee” has the meaning set forth in Section 8.1.

1.78 [ * ].

1.79 [ * ] has the meaning set forth in the Recitals.

1.80 [ * ] has the meaning set forth in Section 2.3(d).

1.81 “Purchased Assets” has the meaning assigned to it in the APA.

1.82 “Purchased Facility” has the meaning assigned to it in the APA.

[ * ] =CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.83 “Purchased Facility Expenses” means all costs and expenses in connection with the operation (such as maintenance, repairs, janitorial services, technology services including telephone and internet, insurance and utilities) of the Purchased Facility and the Purchased Operative Assets therein, including all costs and expenses paid or payable by Agrigenetics as the owner of the Purchased Facility or EPS as the operator of the Purchased Facility, but expressly excluding real property taxes and assessments.

1.84 “Purchased Operative Assets” has the meaning assigned to it in the APA.

1.85 “Receiving Party” has the meaning set forth in Section 9.1.

1.86 “Research Budget” means the written budget prepared by EPS and Agrigenetics outlining a good faith approximation of FTE expenditures and all other costs and expenses the Parties expect to incur in carrying out the activities in the Research Plan.

1.87 “Research Inventions” means any and all data, results, inventions, improvements, or discoveries, including the Informatics Code, whether patentable or not, that are made by the Parties, either solely or jointly, in the course of conducting activities under the Research Program, or that are made by subcontractors or other personnel performing activities under the Research Program, including all intellectual property rights therein.

1.88 “Research Know-How” means all Know-How created by the Parties, either solely or jointly, in the course of conducting activities under the Research Program or created by subcontractors or other personnel performing activities under the Research Program.

1.89 “Research Patents” means all Patents that disclose or claim any Research Invention.

1.90 “Research Plan” has the meaning set forth in Section 2.2.

1.91 “Research Program” means, collectively, all research activities set forth in the Research Plan or as approved pursuant to Section 2.7.

1.92 [ * ] has the meaning set forth in Section 8.6.

1.93 [ * ]

1.94 [ * ] has the meaning set forth in Section 3.5(d).

1.95 [ * ] has the meaning set forth in Section 2.3(e).

1.96 [ * ] has the meaning set forth in the Recitals.

1.97 “Term” has the meaning set forth in Section 10.1.

[ * ] =CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.98 “Third Party” means any Person other than: EPS, Agrigenetics or an Affiliate of either Party.

1.99 “Transactional Agreements” has the meaning assigned to it in the APA.

1.100 “[ * ]” has the meaning set forth in Exhibit A.7.

1.101 [ * ]

1.102 [ * ]

1.103 [ * ]

1.104 [ * ]

ARTICLE 2

CONDUCT OF RESEARCH

2.1 Overview. EPS and Agrigenetics will conduct research pursuant to the Research Plan at the Purchased Facility, the PDX Facility and certain other facilities, provided that (a) EPS’ research at such other facilities is unanimously approved by the JMT and (b) EPS is reimbursed for all reasonable out-of-pocket travel- and lodging-related expenses it incurs with respect to research at such other facilities.

2.2 Research Plan. The Parties shall conduct all research under this Agreement pursuant to a written research plan (the “Research Plan”), which shall set forth the activities to be performed by employees of each Party (including the Key Personnel) to meet the objectives of the Research Program, timelines for performing such activities, and the Research Budget, [ * ]. The Parties have agreed to an initial Research Plan and an associated Research Budget, which is attached to this Agreement as Exhibit A. The Research Plan and Research Budget may be amended only by unanimous written agreement of the JMT. In the event of a conflict between this Agreement and the Research Plan or Research Budget, this Agreement shall govern.

2.3 Research Program. EPS and Agrigenetics shall conduct the Research Program pursuant to the terms and conditions set forth in this Agreement, and in particular in accordance with the Research Plan. The objectives of the Research Program are to:

(a) [ * ];

(b) [ * ];

(c) [ * ];

(d) [ * ]; and

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(e) [ * ].

2.4 Conduct of Research. Each Party shall use Diligent Efforts to conduct the tasks assigned to it pursuant to the Research Plan and to attempt to achieve the objectives of the Research Program efficiently and expeditiously. Each Party’s employees and consultants shall conduct the Research Program in a good scientific manner, and in compliance with the requirements of all applicable laws and regulations. Each Party shall maintain complete and accurate records of all work conducted by it under the Research Program and all results, data and developments made by it in the course of conducting the activities under the Research Program. EPS hereby covenants that [ * ] Diligent Efforts to conduct the tasks assigned to it pursuant to the Research Plan or to attempt to achieve the objectives of the Research Program efficiently and expeditiously [ * ].

2.5 Implementation of the Research Plan. The Parties agree that, subject to Section 3.5, Exelixis’ [ * ] shall have the primary responsibility for decision making with respect to the implementation of the Research Plan for activities with respect to Additional Purchased Asset 1 or Additional Purchased Asset 2. In addition, Exelixis’ [ * ] shall serve as the primary contact at EPS for communications between the Parties with respect to such implementation.

2.6 Reporting. Within thirty (30) days after the end of each calendar quarter, each Party shall provide the JMT with summary reports of its activities and progress under the Research Plan during such calendar quarter.

2.7 Innovation Initiatives. In addition to Agrigenetics’ payment obligations pursuant to Article 6 and Section 8.5, for the last quarter of the first Contract Year and for each subsequent Contract Year during the Term, Agrigenetics will provide funding for [ * ] to perform research projects proposed by EPS and approved by Agrigenetics that are outside the scope of the Research Plan. Decisions regarding any allocation of such funds among such research projects will be made by the Personnel Committee, provided that the total funding amount is distributed among such research projects. Agrigenetics will pay EPS the greater of (a) funding for [ * ] or (b) the full amount of funding for such approved research projects for each quarter in the Term beginning with the last quarter of the first Contract Year, no later than the first day of such quarter (January 1, April 1, July 1, October 1). All data, results, inventions, improvements or discoveries arising from such research projects shall be deemed to be Research Inventions. EPS will be a preferred source of resources to Agrigenetics for all such proposed research projects that are enhancements to or extensions of the Additional Purchased Assets.

[ * ] =CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ARTICLE 3

JOINT MANAGEMENT TEAM

3.1 Membership. The Research Program shall be managed by a joint management team (the “Joint Management Team” or the “JMT”). The JMT shall consist of [ * ] members, [ * ] of which shall be appointed by and represent Agrigenetics, and [ * ] of which shall be appointed by and represent EPS. The JMT members of each Party shall hold senior positions at such Party and be authorized to make strategic decisions on behalf of such Party. The initial members of the JMT are set forth in Exhibit B. Each Party may replace any of its JMT members at any time and for any reason upon written notice to the other Party.

3.2 Responsibilities. The responsibilities of the JMT shall be:

(a) to develop and communicate the overall strategy for the Research Program;

(b) to facilitate the exchange of information between the Parties with respect to the Research Program, the Research Plan and activities hereunder;

(c) to share and discuss the Parties’ performance under the Research Plan at least on a semi-annual basis;

(d) to review and, where appropriate, revise the Research Plan and Research Budget;

(e) [ * ];

(f) in accordance with Section 3.5, to [ * ]; and

(g) to perform such other functions as appropriate to further the purposes of this Agreement, as determined by the Parties.

The JMT has no authority to amend or modify any of the terms or provisions of this Agreement. The JMT’s role shall be directed towards strategic decision making.

3.3 Meetings. The JMT shall meet once every [ * ], or more frequently at the request of either Party. Meetings for the JMT may be held in person, or by teleconference or videoconference, provided that at least one (1) meeting in each calendar year shall be held in person and that there shall be at least one (1) JMT member for each Party present at any such meeting. The in-person meetings shall be held on an alternating basis at locations chosen by each Party. A Party’s JMT members may invite representatives of such Party who are not JMT members to attend JMT meetings as non-voting observers, provided that all such representatives are bound by confidentiality obligations substantially similar to those set forth in Article 9, and provided further that such Party provides at least [ * ] prior notice to the other Party and such other Party consents to such representatives attending the JMT meeting. Meetings of the JMT shall be effective only if at least one (1) member of each Party is present or participating. Each Party shall be responsible for all of its own expenses of participating in the JMT meetings. The Parties shall alternate preparing and circulating the minutes of the JMT meetings.

[ * ] =CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3.4 Decision-Making. The JMT shall make its decisions by [ * ]; provided, however, that [ * ].

3.5 [ * ] by the JMT.

(a) Within [ * ] of receipt of any [ * ], the JMT shall use commercially reasonable efforts: [ * ].

(b) Notwithstanding the requirements of Section 3.5(a), if at any point in the course of the Research Program, the JMT becomes aware of any technology that is being used in the conduct of the Research Program [ * ].

(c) Exhibit F identifies all [ * ] used or developed under the [ * ] prior to the Effective Date that will be used in carrying out the Research Program. Agrigenetics acknowledges [ * ], subject to Section 3.5(b) above.

(d) For [ * ] not included in Exhibit F, [ * ]. [ * ]. EPS shall provide the [ * ] to the JMT at least [ * ] in connection with its performance of its obligations under the Research Plan.

ARTICLE 4

ADDITIONAL PURCHASED ASSETS

4.1 Additional Purchased Assets.

(a) EPS shall use Diligent Efforts to develop the following assets pursuant to its activities under the Research Program (each such asset, an “Additional Purchased Asset”). The Parties estimate that each Additional Purchased Asset will be developed and fully achieved by the date specified below (each such date, an “Anticipated Delivery Date”):

(i) On or before [ * ], [ * ] “Additional Purchased Asset 1”);

(ii) On or before [ * ], [ * ] (“Additional Purchased Asset 2”); and

(iii) On or before [ * ], [ * ].

(b) The first Party to achieve a particular Additional Purchased Asset shall promptly notify the other Party in writing of such achievement. Agrigenetics shall pay EPS for achievement of the Additional Purchased Assets as set forth in Section 6.5.

[ * ] =CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

4.2 Potential Delays.

(a) Any failure by Agrigenetics to perform its obligations under this Agreement (including any task allocated to Agrigenetics in the Research Plan) that causes, in whole or in part, a delay in development of an Additional Purchased Asset shall delay the applicable Anticipated Delivery Date by the length of such delay that is attributable to Agrigenetics’ failure to perform its obligations under this Agreement (including any task allocated to Agrigenetics in the Research Plan), provided that EPS has given written notice to Agrigenetics of the delay and Agrigenetics has failed to remedy such delay, and the delay is reasonably attributable to Agrigenetics’ failure to perform its obligations under the Agreement (including any task allocated to Agrigenetics in the Research Plan). Such delay by Agrigenetics shall include Agrigenetics’ delays reasonably attributable to failure to maintain the Purchased Facility or the Purchased Operative Assets in good working order in accordance with Section 5.2(b)(ii).

(b) If the JMT instructs EPS [ * ] then, with respect to each Additional Purchased Asset [ * ], the applicable Anticipated Delivery Date shall [ * ]. In addition, if, pursuant to Section 3.5(b), the JMT [ * ].

(c) Provided EPS satisfies its obligations under Section 2.4, failure by EPS to develop any Additional Purchased Asset by the applicable Anticipated Delivery Date, shall not in and of itself be deemed a breach of this Agreement or any other agreement between the Parties or their Affiliates, including the APA. Agrigenetics’ sole and exclusive remedy for such failure shall be either termination of this Agreement pursuant to Section 10.2 [ * ].

ARTICLE 5

FACILITIES

5.1 Facility Use. During the Term, in order to enable the parties to perform the tasks assigned to them under the Research Plan using the Facilities, (a) EPS shall grant to Agrigenetics a license to use the PDX Facility, which license shall be in the form attached as Exhibit C (the “Agrigenetics PDX Facility License”), and (b) Agrigenetics shall lease the Purchased Facility to EPS, which lease shall be in the form attached as Exhibit D (the “EPS Greenhouse Lease”).

[ * ] =CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

5.2 Facility Management; Reimbursement.

(a) PDX Facility. The Lease is an Excluded Asset (as such term is defined in the APA) and EPS shall continue to manage, operate and maintain the PDX Facility and the Purchased Operative Assets therein during the Term in accordance with the terms and conditions of the Lease and in compliance with all applicable laws during the Term. EPS shall implement appropriate policies, procedures and programs designed to protect employee and guest safety, further good industrial hygiene practices and ensure compliance with all applicable Environmental Laws with respect to the PDX Facility. Agrigenetics shall pay to EPS all of Agrigenetics’ Share of PDX Facility Expenses in accordance with Article 6.

(b) Purchased Facility.

(i) For the First and Second Contract Years. For the first and second Contract Years, EPS shall manage, operate and maintain the Purchased Facility and the Purchased Operative Assets therein pursuant to the terms of the EPS Greenhouse Lease and in compliance with all applicable laws. During such period, EPS shall implement appropriate policies, procedures and programs designed to protect employee and guest safety, further good industrial hygiene practices and ensure compliance with all applicable Environmental Laws with respect to the Purchased Facility. For the first and second Contract Years, EPS shall pay directly, and Agrigenetics shall pay EPS for, all Purchased Facility Expenses in accordance with Article 6.

(ii) For all Subsequent Contract Years. For each of the third, fourth and fifth Contract Years, Agrigenetics shall manage, operate and maintain the Purchased Facility and the Purchased Operative Assets therein in compliance with all applicable laws. During such period, Agrigenetics shall implement appropriate policies, procedures and programs designed to protect employee and guest safety, further good industrial hygiene practices and ensure compliance with all applicable Environmental Laws with respect to the Purchased Facility. For each of the third, fourth and fifth Contract Years, Agrigenetics shall pay directly all Purchased Facility Expenses.

(iii) Property Tax and Assessment. Commencing upon the Effective Date, Agrigenetics shall be solely responsible for property taxes and assessments on the Purchased Facility, and shall make direct payment of such taxes and assessments to the applicable authority.

(c) Commercially Reasonable Efforts. Each Party shall use commercially reasonable efforts to manage, operate and maintain the PDX Facility, the Purchased Facility and the Purchased Operative Assets, during the period of each Party’s management duties as allocated under this Article 5, and shall use commercially reasonable efforts to ensure that the PDX Facility, the Purchased Facility and the Purchased Operative Assets are in good working order and sufficient for EPS’s performance of its obligations hereunder as contemplated in the Research Plan in effect as of the Effective Date.

[ * ] =CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ARTICLE 6

COMPENSATION

6.1 Principles of Calculation.

(a) FTE Payments. During the Term, Agrigenetics shall pay EPS each year the applicable FTE Rate (as defined below) for each FTE performing work under the Research Plan (excluding [ * ]) who is an employee of EPS, and Agrigenetics shall also pay EPS a one-time payment during the first Contract Year of [ * ] for [ * ]. The FTE Rate shall be deemed to include all salaries, benefits and direct and indirect costs of such FTEs, but shall not be deemed to include any Facility Expenses or capital expenditures, which shall be separately reimbursed by Agrigenetics pursuant to Sections 6.2 and 6.3. All payments made by Agrigenetics to EPS pursuant to this Section 6.1 shall be noncreditable and nonrefundable, except as expressly set forth in Section 6.3 below. The FTE Rate applicable to each year during the Term is set forth below (each period below, a “Contract Year”):

(i) For the period between April 1, 2007 and March 31, 2008, the FTE Rate shall be [ * ];

(ii) For the period between April 1, 2008 and March 31, 2009, the FTE Rate shall be [ * ];

(iii) For the period between April 1, 2009 and March 31, 2010, the FTE Rate shall be [ * ];

(iv) For the period between April 1, 2010 and March 31, 2011, the FTE Rate shall be [ * ]; and

(v) For the period between April 1, 2011 and March 31, 2012, the FTE Rate shall be [ * ].

(b) Facilities Reimbursement.

(i) PDX Facility Expenses. During the Term, Agrigenetics shall be responsible for, and shall reimburse EPS for, Agrigenetics’ proportionate share of the PDX Facility Expenses (“Agrigenetics’ Share of PDX Facility Expenses”). EPS shall be responsible for the remainder of the PDX Facility Expenses that are not Agrigenetics’ Share of PDX Facility Expenses (“EPS’s Share of PDX Facility Expenses”). Agrigenetics’ Share of PDX Facility Expenses shall be [ * ].

(ii) Purchased Facility Expenses. During the Term, Agrigenetics shall be responsible for all Purchased Facility Expenses.

[ * ] =CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c) Capital Expenditures. The Parties agree that, from time to time during the Term (including the period during the first Contract Year that is prior to the Effective Date), EPS may incur certain capital expenditures authorized in the Research Budget. The Parties agree that EPS shall have discretion to incur, and Agrigenetics shall be responsible for, such capital expenditures in an amount not to exceed [ * ] during the first Contract Year for purposes described in the Research Plan, and the Parties further agree that Agrigenetics has already paid EPS [ * ] of such amount. EPS shall obtain the written consent of the JMT prior to incurring any additional capital expenditures in the first Contract Year or incurring any capital expenditures after the first Contract Year for (i) any asset in excess of [ * ] or (ii) assets totaling more than [ * ] in any Contract Year (which consent shall not be unreasonably withheld or delayed). Prior to incurring any additional capital expenditure in excess of [ * ], EPS shall notify Agrigenetics’ representatives on the JMT of such proposed capital expenditure for the purpose of assessing if Agrigenetics has surplus equipment that may satisfy the need and avoid incurring the added expense. Agrigenetics shall own all rights, title and interest in all assets created by or purchased through such capital expenditures and EPS hereby assigns to Agrigenetics all of EPS’s rights, title and interest in and to such assets.

6.2 Estimated Payments; Advance Payments.

(a) FTE Payments.

(i) Estimated FTE Payments. EPS estimates that the FTE payments for each Contract Year of the Term (each, an “Estimated Annual FTE Payment”) will be as follows:

(1) the Estimated Annual FTE Payment for the first Contract Year shall be: (A) [ * ] for the approximately [ * ] FTEs engaged in Research Program (excluding activities set forth in the [ * ]); plus (B) [ * ] in the amount of [ * ], resulting in the Estimated Annual FTE Payment of [ * ];

(2) the Estimated Annual FTE Payment for the second Contract Year shall be [ * ] for the approximately [ * ] FTEs engaged in the Research Program;

(3) the Estimated Annual FTE Payment for the third Contract Year shall be [ * ] for the approximately [ * ] FTEs engaged in the Research Program;

(4) the Estimated Annual FTE Payment for the fourth Contract Year shall be [ * ] for the approximately [ * ] FTEs engaged in the Research Program; and

(5) the Estimated Annual FTE Payment for the fifth Contract Year shall be [ * ] for the approximately [ * ] FTEs engaged in the Research Program.

Each Estimated Annual FTE Payment is subject to adjustment pursuant to Section 8.4(c).

[ * ] =CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(ii) FTE Payment Schedule.

(1) For the First Contract Year. Agrigenetics shall pay to EPS the FTE payment for the first Contract Year in the amount equal to the Estimated Annual FTE Payment for such first Contract Year [ * ], minus the FTE payments made by Agrigenetics to EPS under the [ * ] prior to the Effective Date [ * ], resulting in such net FTE payment due after the Effective Date from Agrigenetics to EPS for the first Contract Year being [ * ] (the “Net First Year FTE Payment”). On each of October 1, 2007 and January 1, 2008, Agrigenetics shall make a payment to EPS equal to one-half ( 1/2) of such Net First Year FTE Payment, in each case in the amount of [ * ]. EPS shall invoice Agrigenetics in accordance with Section 6.9.

(2) For the Subsequent Contract Years. On the first day of each calendar quarter (April 1, July 1, October 1, January 1) during each subsequent Contract Year, Agrigenetics shall pay to EPS: one-quarter ( 1/4 ) of the Estimated Annual FTE Payment for such Contract Year as set forth in Section 6.2(a)(i) above. EPS shall invoice Agrigenetics in accordance with Section 6.9.

(b) Advance Facilities Payments.

(i) For the First Contract Year. Agrigenetics shall make payments to EPS for the amount of Agrigenetics’ share of the estimated annual Facility Expenses (the “Agrigenetics Estimated Annual Facility Expenses”) for the first Contract Year in an amount equal to [ * ] pursuant to the schedule set forth in this Section 6.2(b)(i). For the first Contract Year, EPS shall directly incur such Agrigenetics Estimated Annual Facility Expenses and Agrigenetics shall pay EPS for such Agrigenetics Estimated Annual Facility Expenses as follows: (A) on October 1, 2007, Agrigenetics shall pay to EPS three quarters (3/4) of [ * ], resulting in a payment amount of [ * ], and (B) on January 1, 2008, Agrigenetics shall pay to EPS one quarter (1/4) of [ * ], resulting in a payment amount of [ * ]. EPS shall invoice Agrigenetics in accordance with Section 6.9.

(ii) For the Second Contract Year. The Agrigenetics Estimated Annual Facility Expenses for the second Contract Year is [ * ]. For the second Contract Year, EPS shall directly incur such Agrigenetics Estimated Annual Facility Expenses and Agrigenetics shall pay EPS for such Agrigenetics Estimated Annual Facility Expenses as follows: (A) on the first day of each calendar quarter (April 1, July 1, October 1, and January 1) during such Second Contract Year, Agrigenetics shall pay to EPS one-quarter ( 1/4) of the Agrigenetics Estimated Annual Facility Expenses for such second Contract Year, resulting in a payment amount of [ * ] for each payment. EPS shall invoice Agrigenetics in accordance with Section 6.9.

(iii) For Each Subsequent Contract Year.

(1) Estimates. During the Term, at least ninety (90) days before the start of each of the third, fourth and fifth Contract Years, EPS shall submit to Agrigenetics a good faith estimate of the amount of the PDX Facility Expenses to be incurred for

[ * ] =CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

such Contract Year, together with estimated amounts as to how much of such PDX Facility Expenses would be Agrigenetics’ share and EPS’s share (respectively, “Estimated Agrigenetics PDX Facility Share” and “Estimated EPS PDX Facility Share”).

(2) Advance Payments. On the first day of each calendar quarter (April 1, July 1, October 1, and January 1) during each of the third, fourth and fifth Contract Years, Agrigenetics shall pay to EPS an amount equal to one-quarter ( 1/ 4) of the Estimated Agrigenetics PDX Facility Share. EPS shall invoice Agrigenetics in accordance with Section 6.9. All such advance payments made by Agrigenetics during a particular Contract Year shall be referred to collectively as the “Agrigenetics Advance Facilities Payments” during such Contract Year.

(c) Capital Expenditure Payments. The Parties acknowledge that Agrigenetics has paid EPS [ * ] under the [ * ] for capital expenditures incurred or to be incurred by EPS during the first Contract Year pursuant to Section 6.1(c). Agrigenetics shall pay to EPS an additional amount of [ * ] on October 1, 2007 for capital expenditures incurred or to be incurred by EPS during such first Contract Year pursuant to Section 6.1(c). EPS shall invoice Agrigenetics in accordance with Section 6.9.

6.3 True-Up Mechanisms. During the Term, EPS shall track and calculate the actual number of FTEs involved in the Research Program in accordance with EPS’s then-current accounting methodology, and shall keep a complete and accurate record of all capital expenditures actually incurred by EPS pursuant to Section 6.1(c) above. EPS shall keep a complete and accurate record of all Facilities Expenses actually incurred by it.

(a) True-Up For FTE Payments. Within [ * ] after the end of each Contract Year, EPS shall submit an invoice to Agrigenetics setting forth in reasonable detail: (i) the actual FTEs utilized by EPS during the Contract Year for the Research Program (excluding [ * ]) immediately preceding the submission of such invoice; (ii) the calculation of the actual annual FTE payment for such Contract Year pursuant to Section 6.1(a) based on such actual FTEs utilized (for the first Contract Year, such actual annual FTE payment amount shall also include [ * ], which shall be a fixed amount and not subject to any true-up mechanism) (the “Actual Annual FTE Payment”); and (iii) the difference between such Actual Annual FTE Payment incurred by EPS and the Estimated Annual FTE Payment for such Contract Year. If the Estimated Annual FTE Payments made by Agrigenetics to EPS for such Contract Year exceeds the sum of Actual Annual FTE Payment for such Contract Year, then such overage shall be credited against Agrigenetics’ payment for subsequent Estimated Annual FTE Payments, or, if no more invoices will be issued under this Agreement, then such overage shall be refunded to Agrigenetics within [ * ] after the date of such invoice. If the amount paid by Agrigenetics to EPS for such Contract Year is less than the Actual Annual FTE Payment for such Contract Year, then Agrigenetics shall submit a payment to EPS within [ * ] after receiving such invoice equal to the amount of such underpayment.

[ * ] =CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b) True-Up for Facilities Expenses.

(i) For the First and Second Contract Years. Within [ * ] days after the end of each of the first and second Contract Years, EPS shall submit an invoice to Agrigenetics setting forth in reasonable detail: (A) the amount of Agrigenetics’ Share of Facilities Expenses actually incurred by EPS during the Contract Year immediately preceding such submission; and (B) the difference between such Agrigenetics’ Share of Facilities Expenses and the Agrigenetics Estimated Annual Facilities Expenses for such Contract Year. If the Agrigenetics Estimated Annual Facilities Expenses for such Contract Year exceeds Agrigenetics’ Share of Facilities Expenses for such Contract Year, then such overage shall be credited against Agrigenetics’ obligation to make payment for Agrigenetics’ subsequent advance facilities payments pursuant to Section 6.2(b) above. If no more invoices will be issued under this Agreement, then such overage shall be refunded to Agrigenetics within [ * ] after the date of such invoice. If the amount paid by Agrigenetics to EPS as Agrigenetics Estimated Annual Facilities Expenses for such Contract Year is less than Agrigenetics’ Share of the Facilities Expenses for such Contract Year, then Agrigenetics shall submit a payment to EPS within [ * ] after receiving such invoice equal to the amount of such underpayment.

(ii) For the Third, Fourth and Fifth Contract Year. Within [ * ] after the end of each of the third, fourth and fifth Contract Year, EPS shall submit an invoice to Agrigenetics setting forth in reasonable detail: (A) the amount of Agrigenetics’ Share of PDX Facilities Expenses actually incurred by EPS during the Contract Year immediately preceding such submission, calculated pursuant to Section 6.1(b); and (B) the difference between such Agrigenetics’ Share of PDX Facilities Expenses and the Agrigenetics Advance Facilities Payments for such Contract Year. If the Agrigenetics Advance Facilities Payments for such Contract Year exceeds Agrigenetics’ Share of PDX Facilities Expenses for such Contract Year, then such overage shall be credited against Agrigenetics’ obligation to make payment for Agrigenetics’ subsequent advance facilities payments pursuant to Section 6.2(b) above. If no more invoices will be issued under this Agreement, then such overage shall be refunded to Agrigenetics within [ * ] after the date of such invoice. If the amount paid by Agrigenetics to EPS as Agrigenetics Advance Facilities Payments for such Contract Year is less than Agrigenetics’ Share of the PDX Facilities Expenses for such Contract Year, then Agrigenetics shall submit a payment to EPS within [ * ] after receiving such invoice equal to the amount of such underpayment.

(c) True-Up for Capital Expenditures.

(i) For the First Contract Year. Within [ * ] after the first Contract Year, EPS shall submit to Agrigenetics an invoice of: (i) all capital expenditures incurred by EPS during such Contract Year (including all capital expenditures incurred by EPS under the [ * ]) (the “Actual Capital Expenditure”); and (ii) the difference between the amount set forth in subsection (i) above and [ * ]. If such Actual Capital Expenditure exceeds [ * ], then to the extent such additional capital expenditures were either approved by the JMT or allowed pursuant to Section 6.1(c) above, Agrigenetics shall submit payment to EPS in the amount of such additional capital expenditure within [ * ] after Agrigenetics receives such invoice. If such Actual Capital Expenditure is less than [ * ], then EPS shall refund Agrigenetics such difference within [ * ] after the date of such invoice.

[ * ] =CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(ii) For Subsequent Contract Years. Within [ * ] after the end of each subsequent Contract Year, EPS shall submit to Agrigenetics an invoice of all capital expenditures incurred by EPS during such Contract Year. To the extent such capital expenditures were either approved by the JMT or allowed pursuant to Section 6.1(c) above, Agrigenetics shall submit payment to EPS in the amount of such capital expenditure within [ * ] after Agrigenetics receives such invoice.

(d) True-Up Upon Expiration or Termination. In addition to the true-up procedures described in Sections 6.3(a), (b) and (c) following the end of each Contract Year, the Parties shall perform corresponding true-up procedures within [ * ] after the effective date of any expiration or termination of this Agreement, with respect to payments made and expenses incurred, prior to the effective date of such termination or expiration, during the Contract Year in which such effective date occurred.

6.4 Reimbursed Expenses. Within [ * ] after the end of each calendar quarter, EPS shall submit to Agrigenetics an invoice setting forth in reasonable detail the expenses actually incurred by EPS during such calendar quarter for temporary employees, research consultants and contractors, and other research-related costs that are not included in FTE payments, Facilities Expenses, or capital expenditures under this Article 6. Within [ * ] of its receipt of such invoice, Agrigenetics shall reimburse EPS for all such expenses to the extent that such expenses, together with the amounts reimbursed by Agrigenetics for the preceding calendar quarters of the relevant Contract Year, do not exceed the applicable amounts set forth in the Research Budget plus all additional such expenses that the JMT approved in writing before the applicable expenses were incurred.

6.5 Payment for Additional Purchased Assets. Within [ * ] after each Additional Purchased Asset has been fully achieved, EPS shall invoice Agrigenetics the following amount, whichever is applicable, for such Additional Purchased Asset:

(a) if such achievement occurs prior to the applicable Anticipated Delivery Date (as adjusted under Section 4.2(a) or 4.2(b) if necessary) or within [ * ] thereafter, [ * ]; or

(b) if such achievement occurs more than [ * ], after the applicable Anticipated Delivery Date (as adjusted under Section 4.2(a) or 4.2(b) if necessary), [ * ].

Such payments shall be due for each and every Additional Purchased Asset, for a maximum aggregate payment by Agrigenetics under this Section 6.5 of $13,500,000. All payments made by Agrigenetics to EPS pursuant to this Section 6.5 shall be noncreditable and nonrefundable and shall be paid by Agrigenetics within thirty (30) days after Agrigenetics’ receipt of the invoice from EPS.

[ * ] =CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

6.6 Payment Method. All payments due under this Agreement to EPS or Agrigenetics shall be made by wire transfer in immediately available funds to an account designated by EPS or Agrigenetics, as appropriate. All payments hereunder shall be made in United States dollars.

6.7 Taxes. EPS and Agrigenetics shall each pay any and all taxes levied on account of all payments it receives under this Agreement. If laws or regulations require that taxes be withheld, the Party making payment shall: (a) deduct those taxes from the remittable payment; (b) pay the taxes to the proper taxing authority; and (c) send evidence of the obligation, together with proof of payment of the taxes to the Party receiving payment within thirty (30) days following that tax payment.

6.8 Interest. If a Party fails to make any payment due to the other Party under this Agreement on time, then interest shall accrue on a daily basis at an annual rate equal to [ * ] above the then-applicable prime commercial lending rate of CitiBank, N.A., San Francisco, California, or at the maximum rate permitted by applicable law, whichever is the lower.

6.9 Invoices. All payments will be made against invoices and the due date shall be [ * ] following receipt of the invoice, unless otherwise specified herein.

ARTICLE 7

INTELLECTUAL PROPERTY

7.1 Ownership of Research Inventions.

(a) Agrigenetics shall own all rights, title and interests in and to all Research Inventions. EPS hereby assigns to Agrigenetics all of EPS’s rights, title and interests in and to the Research Inventions. EPS shall maintain or enter into agreements with all subcontractors and other personnel performing activities under the Research Program requiring such subcontractors or personnel to assign all of their rights, title and interests in and to Research Inventions to EPS, and ownership of such Research Inventions will transfer to Agrigenetics pursuant to the first sentence of this Section 7.1.

(b) At Agrigenetics’ reasonable request and expense, EPS will execute and deliver such documents and instruments and take such other actions reasonably necessary to ensure that all right, title and interest is properly passed to Agrigenetics in any Research Inventions.

(c) Agrigenetics shall own all rights, title and interest in and to all samples and tangible assets made by EPS and any subcontractors or other personnel in the course of conducting activities under the Research Program (including notebooks, protocols, printouts and other related materials). EPS hereby assigns to Agrigenetics all of EPS’s rights, title and interests in and to such samples and tangible assets. EPS shall not deny Agrigenetics access to, nor remove from the Facilities, such samples and tangible assets or any portion thereof without Agrigenetics’ prior consent.

[ * ] =CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(d) At Agrigenetics’ reasonable request and expense, EPS will provide Agrigenetics with copies of any documents or access to any personnel required to establish and/or support Agrigenetics’ rights in the Research Inventions.

7.2 License Grants.

(a) Agrigenetics hereby grants to EPS during the Term a nonexclusive, royalty-free, non-sublicenseable (except to subcontractors and other personnel approved by the Personnel Committee pursuant to Section 8.1), non-transferable license under the Agrigenetics Technology (excluding the [ * ]) solely for EPS to perform its obligations under this Agreement.

(b) Agrigenetics hereby [ * ].

(c) Agrigenetics hereby grants to EPS during the Term a nonexclusive, royalty-free, non-sublicenseable (except to subcontractors and other personnel approved by the Personnel Committee pursuant to Section 8.1), non-transferable license under the Research Inventions solely for EPS to perform its obligations under this Agreement.

(d) EPS hereby grants Agrigenetics a nonexclusive, royalty-free, non-sublicenseable, non-transferable sublicense of Agrinomics’ license pursuant to Section 2.1 of the [ * ], solely for Agrigenetics to conduct research using Materials (as such term is defined in the [ * ]) provided by EPS.

7.3 Disclosure of Research Inventions; Patent Prosecution.

(a) EPS shall notify Agrigenetics as soon as practicable, in writing, of any Research Invention made by EPS or by any subcontractors or other personnel performing activities under the Research Program and shall disclose such Research Invention in reasonable detail to appropriate Agrigenetics personnel. Agrigenetics shall be responsible for the filing, prosecution and maintenance of all Research Patents, at its sole expense.

(b) Agrigenetics shall disclose, solely to the extent necessary for EPS to perform its obligations under this Agreement, any Agrigenetics activities, results or information that contributed to or form part of, a Research Invention.

(c) Agrigenetics and its Affiliates shall be solely responsible for the disclosure, in confidence, [ * ].

7.4 Enforcement or Defense of Patents. If either Party becomes aware of any Third Party activity that infringes any Research Patent, or any allegation by a Third Party that a Research Patent is invalid or unenforceable, then such Party shall give prompt written notice to

[ * ] =CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

the other Party regarding such infringement or allegation. In the case of such Third Party infringement of a Research Patent, Agrigenetics shall have the sole right, but not obligation, to institute any action against such infringer, at its own expense. Upon Agrigenetics’ reasonable request and sole expense, EPS shall assist Agrigenetics in any such action against such Third Party. In the case of such Third Party allegation of invalidity or unenforceability of a Research Patent, Agrigenetics shall have the sole right, but not obligation, to defend any action filed by such Third Party, at its own expense. Upon Agrigenetics’ reasonable request and sole expense, EPS shall assist Agrigenetics in its defense of any such action filed by such Third Party. Such assistance by EPS in these proceedings shall include, access to any and all data, notebooks, or other records related to the Research Inventions and access to any personnel that may have knowledge of or have conducted any research that led, directly or indirectly, to a Research Invention.

ARTICLE 8

EMPLOYEES

8.1 General. EPS and Agrigenetics shall each be responsible for staffing the projects assigned to it under the Research Program. All EPS employees and Agrigenetics Employees shall perform activities under the Research Program under the direction and direct supervision of [ * ], who shall also direct and manage the day-to-day activities under the Research Plan. EPS may only use subcontractors or any personnel other than employees of EPS or Agrigenetics to perform activities under the Research Program upon the prior approval of the Personnel Committee; provided, however, that EPS shall have the right to engage temporary personnel for field or green house activities without first obtaining such approval so long as such engagement(s) does not result in costs and expenses above the amount set forth in the Research Budget. EPS and Agrigenetics shall form a personnel committee to oversee and make decisions regarding employee staffing matters (the “Personnel Committee”), and such Personnel Committee shall have authority over personnel matters only as expressly set forth under this Agreement. Such Personnel Committee shall [ * ]. The initial representatives of such Personnel Committee [ * ]. In the event the Personnel Committee is unable to reach [ * ] on duties charged to it, the Dispute Resolution provisions of Section 14.6 shall be followed by the Parties.

8.2 Key Personnel. EPS shall be responsible for the management of all Key Personnel and shall have sole discretion as to all matters with respect to the employment of such Key Personnel, including terminating any Key Personnel or hiring any individual to replace any Key Personnel who departs from EPS after the Effective Date, subject to Section 8.3 below; provided, however, Exelixis shall [ * ].

8.3 [ * ]

8.4 [ * ].

(a) Within [ * ], Agrigenetics will use its commercially reasonable efforts to

[ * ] =CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[ * ]. For the purposes of this Section 8.4(a), [ * ]. Within [ * ], each [ * ]. In the event that Agrigenetics does not [ * ], Agrigenetics shall notify EPS. If after Agrigenetics does not [ * ], then Agrigenetics shall reimburse EPS in full for [ * ]; provided, however, in no event will the [ * ].

(b) During the term of this Agreement, all [ * ] shall be made in the normal course of business, consistent with [ * ]. EPS shall provide Agrigenetics with an annual summary of all [ * ].

(c) If [ * ]. If such individual, [ * ], is assigned to carry out activities under projects assigned to EPS under the Research Program, such individual shall be deemed an [ * ]. [ * ]. Agrigenetics shall be directly responsible for [ * ]. [ * ], the Estimated Annual FTE Payment for any applicable Contract Year and subsequent Contract Years shall [ * ]. [ * ] Estimated Annual FTE Payments shall be made with respect to [ * ].

(d) [ * ].

8.5 [ * ].

(a) In addition to [ * ].

(b) EPS shall, within [ * ], [ * ] the Key Personnel. The [ * ] in a manner that is consistent with [ * ]. [ * ].

8.6 [ * ].

8.7 [ * ].

ARTICLE 9

CONFIDENTIALITY

9.1 Nondisclosure of Confidential Information. All information disclosed by one Party or its Affiliates (the “Disclosing Party”) to the other Party or its Affiliates (the “Receiving Party”) pursuant to this Agreement shall be “Confidential Information” of the Disclosing Party for all purposes hereunder, except that all Research Inventions shall be Confidential Information of Agrigenetics, regardless of the identity of the party disclosing such information, and Agrigenetics shall be deemed the “Disclosing Party” to all such information. The Receiving Party shall: (i) use commercially reasonable efforts to maintain in confidence the Confidential Information of the Disclosing Party (but shall use not less than those efforts that such Party uses to maintain in confidence its own proprietary industrial information of similar kind and value) and not to disclose such Confidential Information to any Third Party without prior written consent of such Disclosing Party; and (ii) not use such Disclosing Party’s Confidential Information for any purpose except those permitted by this Agreement (it being understood that this subsection (ii) shall not create or imply any rights or licenses not expressly granted under this Agreement or the APA).

[ * ] =CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

9.2 Exceptions. A Receiving Party’s obligations in Section 9.1 above shall not apply with respect to any portion of the Disclosing Party’s Confidential Information that such Receiving Party can show:

(a) is or was publicly disclosed by the Disclosing Party, either before or after it is disclosed to the Receiving Party hereunder;

(b) was known to the Receiving Party, without obligation to keep it confidential, prior to disclosure by the Disclosing Party;

(c) is or was subsequently disclosed to the Receiving Party by a Third Party without obligation to keep it confidential;

(d) is or was published by a Third Party or otherwise becomes publicly available or enters the public domain through no fault of the Receiving Party, either before or after it is disclosed to the Receiving Party; or

(e) has been or is independently developed by employees or contractors of the Receiving Party without the aid, application or use of the Disclosing Party’s Confidential Information.

9.3 Authorized Disclosure. A Receiving Party may disclose the Confidential Information belonging to the Disclosing Party to the extent such disclosure is reasonably necessary in the following instances:

(a) disclosures requested or required by operation of law or court order (provided that the Party required to disclose Confidential Information belonging to the other Party gives the other Party as much prior notice as is reasonably practicable and legally permissible and discloses only such information as it is obligated to disclose); and

(b) disclosures to Affiliates or employees necessary for a Party to perform its obligations under this Agreement or as otherwise permitted under this Agreement, provided that the recipient of such disclosure is bound by similar obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Article 9.

9.4 Terms of Agreement. The parties hereto acknowledge that the terms of this Agreement shall be treated as Confidential Information of the Parties. Such terms may be only disclosed (a) by a Party, on a need to know basis, to its Affiliates, or (b) by a Party or any of its Affiliates, on a need to know basis, to its investment bankers, employees, consultants and agents, and to its actual or potential lenders, potential or actual acquirors of all or a portion of the assets or stock of such Party or any of its Affiliates, or actual or potential investors in connection with a

[ * ] =CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

private financing (including a private investment in a public entity) by such Party or any of its Affiliates, each of whom prior to disclosure must be bound by obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Article 9. A copy of this Agreement may be filed by either Party with the Securities and Exchange Commission. In connection with any such filing, such Party shall endeavor to obtain confidential treatment of economic and trade secret information, shall provide the other Party with an opportunity to review and comment on such Party’s proposed redactions, and shall give due consideration to any such comments, and shall use commercially reasonable efforts to obtain acceptance of redactions reasonably requested by the other Party.

9.5 Confidential Information under Prior Agreements. Commencing upon the Effective Date, all information exchanged between the Parties under the Nondisclosure Agreement by and between DAS, EPS and Exelixis, dated April 26, 2006, as amended (the “CDA”) shall be deemed Confidential Information of the disclosing Party under this Article 9, and all Confidential Information of a Party or its Affiliate(s) under the [ * ] shall be deemed Confidential Information of such Party under this Article 9. Confidential Information that was EPS Confidential Information under a prior agreement that is included in Purchased Assets under the APA is Confidential Information of Agrigenetics, provided that EPS and its Affiliates and sublicensees shall have the right to disclose the Confidential Information of Agrigenetics or its Affiliates pursuant to the APA.

9.6 Publicity. No party to this Agreement shall issue any press release or otherwise make any public statement regarding the terms of the Transactional Agreements nor the transactions contemplated without the prior written consent of the other party hereto, except as provided in Section 9.4 of this Agreement and Section 7.3(a) of the APA.

9.7 Publications. As between the Parties, Agrigenetics shall have the sole right to publish or present the results of studies carried out under this Agreement, and EPS shall have an opportunity for prior review of such publication or presentation. Agrigenetics agrees to provide EPS the opportunity to review any proposed abstract, manuscript or presentation (including verbal presentation) that relates to the Research Program at least [ * ] prior to its intended submission for publication so that EPS can determine whether the proposed publication discloses any of EPS’s Confidential Information and confirm the accuracy of the content of such publication. At EPS’s reasonable request, Agrigenetics shall delete any of EPS’s Confidential Information contained within such proposed publication and revise such publication to the extent EPS identifies any inaccuracy in its content. Agrigenetics shall determine the authorship to each such publication or presentation in a fair manner taking into consideration EPS’s contribution to the research reported in such publication or presentation.

9.8 Survival. The receiving Party’s obligations under this Article 9 shall survive any expiration or termination of this Agreement for a period of [ * ]. With respect to any information disclosed by Agrigenetics or its Affiliates to EPS that is confidential information of [ * ], Agrigenetics (or such Affiliate(s), as the case maybe) shall have identified (if such information

[ * ] =CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

has been disclosed prior to the Effective Date) or identify (if such information is disclosed after the Effective Date) such information as the confidential information [ * ] and the obligations of Article 9 with respect to such information shall [ * ].

9.9 Material Transfer.

(a) Each Party may wish, from time to time to supply to the other Party proprietary materials of the supplying Party for use in carrying out the Research Program. The supply of such materials shall be confirmed to the receiving Party by completing the form set forth in Exhibit G including the description of the proprietary material supplied.

(b) Each Party supplying its proprietary material hereunder grants to the other Party a non-exclusive right to use to such proprietary material solely for the purpose of carrying out the Research Program.

(c) The Parties agree that any other use of such proprietary materials and/or any sale of a product resulting from the use of such materials, including any formalized in-house screening program, will be made only pursuant to the terms of an applicable explicit license in this Agreement or in another license to be negotiated by the Parties.

(d) The Parties recognize that proprietary materials supplied pursuant to this Section remain the sole property of and under the control of the supplying Party and that no license is granted or implied to the receiving Party unless otherwise provided in this Agreement.

(e) A Party receiving proprietary materials from the other hereunder shall not apply for any patent or other form of protection or registration for such material or the use of such material without the permission of the supplying Party.

ARTICLE 10

TERM AND TERMINATION

10.1 Term. This Agreement shall become effective on the Effective Date, and shall expire at the end of the fifth Contract Year, unless earlier terminated in accordance with Section 10.2, 10.3 or 10.4 (such period during which the Agreement is effective, the “Term”).

10.2 Termination for Delay in Delivering Additional Purchased Assets. Agrigenetics may terminate this Agreement upon [ * ] prior written notice to EPS if EPS fails to complete development of and fully achieve any Additional Purchased Asset within [ * ] after the applicable Anticipated Delivery Date (as adjusted pursuant to Section 4.2(a) or 4.2(b) if necessary). In the event of such termination, EPS and Agrigenetics shall cooperate to conduct an orderly transition prior to the effective date of such termination for Agrigenetics to assume EPS’s role in the further development of the Purchased Assets, and EPS shall use commercially reasonable efforts to [ * ].

[ * ] =CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

10.3 Termination for Material Breach.

(a) Either Party may terminate this Agreement for the other Party’s material breach of its obligations under this Agreement by providing such other Party with prior written notice stating such alleged breach, provided that such other Party shall have a [ * ] after receiving such notice to cure any non-payment breach and [ * ] after receiving such notice to cure any payment breach, and such termination shall only become effective if such other Party fails to cure such breach within such period of time.

(b) If a Party gives notice of termination under this Section 10.3 and the other Party disputes in good faith whether it has committed a material breach under this Agreement or whether the notice was properly given, then the issue of whether this Agreement has been terminated shall be resolved in accordance with Section 14.6. If such dispute resolution process results in a determination in favor of the Party giving notice, then the breaching Party shall have the period as described in Section 10.3(a) above from the date of such determination to cure such breach, and the termination shall only be effective if such other Party fails to cure such breach within such period of time. If such dispute resolution process results in a determination in favor of the Party receiving notice, then such notice of termination shall be deemed null and void and of no legal effect, and this Agreement shall remain in full force and effect.

(c) In the event of termination of this Agreement pursuant to this Section 10.3, EPS and Agrigenetics shall cooperate to conduct an orderly transition prior to the effective date of such termination for Agrigenetics to assume EPS’s role in the further development of the Purchased Assets, and EPS shall use commercially reasonable efforts to [ * ] for any remainder of its term.

10.4 Termination at Will.

(a) At any time that is at least [ * ], EPS or Agrigenetics, each in its respective sole discretion, may provide the other Party with written notice of its intent to terminate this Agreement, which termination shall become effective [ * ] after the other Party’s receipt of such notice. During such [ * ] period, EPS and Agrigenetics shall cooperate to conduct an orderly transition for Agrigenetics to assume EPS’s role in the further development of the Purchased Assets, and EPS shall use commercially reasonable efforts to [ * ]. If Agrigenetics gives notice of termination under this Section 10.4(a) [ * ], Agrigenetics shall [ * ].

(b) In the event: (i) Agrigenetics has [ * ], (ii) EPS provides written notice to Agrigenetics pursuant to Section 10.4(a), and (iii) the Additional Purchased Asset 3 has not been achieved at the time Agrigenetics or EPS receives such written notice, then, at Agrigenetics’ written request, EPS and Agrigenetics shall cooperate through the Personnel Committee prior to the effective date of such termination to [ * ].

(c) Agrigenetics’ obligation to make payment pursuant to Section 6.5 with respect to the Additional Purchased Asset 3 shall survive any termination of this Agreement pursuant to this Section 10.4.

[ * ] =CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

10.5 Effect of Termination; Survival.

(a) The following provisions of this Agreement shall survive any expiration or termination of this Agreement, regardless of cause: Articles 1, 9 (except for Sections 9.9(a) and (b)), 12 and 14 and Sections 6.3(d), 6.5 (with respect to Additional Purchased Asset 3 if this Agreement is terminated pursuant to 10.4(a)), 6.6, 6.7, 6.8, 6.9, 7.1, 7.4, 8.4(c), 8.6, 8.7, 10.4(a), 10.4(c) and 10.5.

(b) In any event, termination of this Agreement shall not relieve any party hereto of any liability which accrued hereunder prior to the effective date of such termination nor preclude any party hereto from pursuing any rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement nor prejudice any party hereto’s right to obtain performance of any obligation.

(c) In the event this Agreement is terminated pursuant to Section 10.2, Agrigenetics shall remain obligated to reimburse EPS for non-cancelable costs and expenses. EPS shall use commercially reasonable efforts to minimize such costs and expenses.

ARTICLE 11

REPRESENTATIONS; WARRANTIES

11.1 Mutual Representations and Warranties. The parties to this Agreement each represent and warrant to the other that: (a) it has the requisite corporate power and authority to enter into and to deliver this Agreement and to perform its obligations under this Agreement, (b) this Agreement constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (c) the execution, delivery and performance of this Agreement by it (i) has been duly authorized by all necessary action on its part and on the part of its board of directors, or board of managers as applicable, and (ii) will not (1) conflict with, or result in a violation of, its certificate of incorporation, bylaws or other equivalent organizational documents; or (2) result in a violation by it of any legal requirement or court order that is applicable to the Research Program.

11.2 EPS Representations and Warranties. EPS represents and warrants to Agrigenetics that as of the Effective Date:

(a) Employees to be hired by EPS to work on the Research Plan, including any subcontractors if applicable, are or will be under an obligation to assign ownership of any and all Research Inventions created during their term of employment by EPS under this Agreement to EPS.

[ * ] =CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b) EPS has not received written notice of any claim of infringement, misappropriation or other violation of any Intellectual Property Rights of any Third Party arising from any research that will be conducted under this Agreement, nor does EPS have any knowledge of any such threatened claim.

11.3 Agrigenetics Representations and Warranties. Agrigenetics represents and warrants to EPS that as of the Effective Date:

(a) [ * ]

(b) the Parties’ exercise of their rights and performance of their obligations pursuant to this Agreement will not constitute a breach of [ * ].

(c) Agrigenetics and its Affiliates have not received written notice of any claim of infringement, misappropriation or other violation of any Intellectual Property Rights of any Third Party arising from any research that will be conducted under this Agreement, nor does Agrigenetics have any knowledge of any such threatened claim.

(d) Agrigenetics will not take any action, or fail to take any action, that would cause or result in the [ * ]; and

(e) Agrigenetics owns Intellectual Property rights covering [ * ].

11.4 Disclaimer. EXCEPT AS EXPRESSLY PROVIDED IN THIS ARTICLE 11 OR AS SET FORTH IN THE TRANSACTION AGREEMENTS, EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL OTHER WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS WITH RESPECT TO ANY RESEARCH RESULTS, DATA, OR INVENTIONS (AND ANY PATENT RIGHTS OBTAINED THEREON) IDENTIFIED, MADE OR GENERATED BY SUCH PARTY AS PART OF THE RESEARCH PROGRAM OR OTHERWISE MADE AVAILABLE TO THE OTHER PARTY PURSUANT TO THE TERMS OF THIS AGREEMENT. SPECIFICALLY, EPS MAKES NO WARRANTY AS TO THE SUCCESS OF THE RESEARCH PROGRAM AND WHETHER OR WHEN THE ADDITIONAL PURCHASED ASSETS MAY BE GENERATED.

[ * ] =CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ARTICLE 12

INDEMNIFICATION

12.1 Indemnification by Agrigenetics. Agrigenetics shall indemnify and hold harmless EPS and its Affiliates and their trustees, directors, officers, employees, consultants, contractors, sublicensees and agents and their respective successors, heirs and assigns (collectively, the “EPS Indemnitees”) from and against any and all Damages payable to a Third Party claimant incurred by such EPS Indemnitee with respect to any claims, suits, proceedings or causes of action (“Claims”) brought by such Third Party against such EPS Indemnitee as a result of: (a) either Party’s performance of the Research Plan or its obligations under this Agreement; (b) Agrigenetics’ gross negligence or willful misconduct; (c) Agrigenetics’ breach of its representations or warranties under this Agreement; or (d) Agrigenetics’ material breach of its obligations under this Agreement; subject in each of clauses (a), (b), (c) and (d) to the exclusion of such Damages that arise from: (x) the gross negligence or willful misconduct of any EPS Indemnitee; (y) EPS’s breach of its representations or warranties under this Agreement; or (z) EPS’s material breach of its obligations under this Agreement. Notwithstanding the foregoing, Agrigenetics shall have no obligation to indemnify EPS for [ * ].

12.2 Indemnification by EPS. EPS shall indemnify and hold harmless Agrigenetics and its Affiliates and their trustees, directors, officers, employees, consultants, contractors, sublicensees and agents and their respective successors, heirs and assigns (collectively, the “Agrigenetics Indemnitees”) from and against any and all Damages incurred by such Agrigenetics Indemnitee with respect to any Claims brought by any Third Party against an Agrigenetics Indemnitee as a result of: (a) EPS’s gross negligence or willful misconduct; (b) EPS’s breach of its representations or warranties under this Agreement; (c) EPS’s material breach of its obligations under this Agreement; or (d) [ * ]; subject in each of clauses (a), (b), and (c) to the exclusion of such Damages that arise from: (x) the gross negligence or willful misconduct of any Agrigenetics Indemnitee; (y) Agrigenetics’ breach of its representations or warranties under this Agreement; or (z) Agrigenetics’ material breach of its obligations under this Agreement.

12.3 Conditions to Indemnification. It shall be a condition precedent to the right of any Agrigenetics Indemnitee or EPS Indemnitee (each, an “Indemnitee”) to seek indemnification under Section 12.1 or 12.2 that such Indemnitee:

(a) shall inform the other Party (the “Indemnifying Party”) as soon as reasonably practicable after it receives notice of the Claim;

(b) shall, if the Indemnifying Party acknowledges that such Claim falls within the scope of its indemnification obligations hereunder, permit the Indemnifying Party to assume direction and control of the defense, litigation, settlement, appeal or other disposition of the Claim; provided, however, that the Indemnifying Party will not settle, adjust or compromise such Claim, or admit any liability with respect to such Claim, without the prior written consent of the Indemnitee, unless such settlement, adjustment, compromise or admission would not have any impact on the Indemnitee; and

[ * ] =CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c) shall fully cooperate (including providing access to and copies of pertinent records and making available for testimony relevant individuals subject to its control) as reasonably requested by, and at the expense of, the Indemnifying Party in the defense of the Claim.

Provided that an Indemnitee has complied with the foregoing, the Indemnifying Party shall provide attorneys reasonably acceptable to the Indemnitee to defend against any such Claim, provided that if the Indemnitee reasonably determines that representation by attorneys to the Indemnifying Party of both the Indemnitee and the Indemnifying Party would present such attorneys with a conflict of interest, then the Indemnitee may request that the Indemnifying Party engage separate legal counsel to represent the Indemnitee and upon receipt of such request, the Indemnifying Party will engage such separate legal counsel at its own expense. If the Indemnifying Party declines to engage separate counsel, then the Indemnitee shall be entitled to retain its own attorneys at the expense of the Indemnifying Party. Subject to the foregoing, an Indemnitee may participate in any proceedings involving such Claim using attorneys of its choice and at its expense, which expense shall not be included as Damages for which the Indemnifying Party has liability. In no event may an Indemnitee settle or compromise any Claim for which it intends to seek indemnification from the Indemnifying Party hereunder without the prior written consent of the Indemnifying Party, or the indemnification provided under Section 12.1 or 12.2, as applicable, as to such Claim shall be null and void.

12.4 Notice of Third Party Infringement Claim. If a Third Party asserts that a patent or other right Controlled by it is infringed by activities under the Research Program, the Party first obtaining knowledge of such a claim shall immediately provide the other Party with notice thereof and the related facts in reasonable detail.

12.5 Limitation of Liability. EXCEPT FOR AMOUNTS PAYABLE TO THIRD PARTIES BY A PARTY FOR WHICH IT SEEKS REIMBURSEMENT OR INDEMNIFICATION PROTECTION FROM THE OTHER PARTY PURSUANT TO SECTION 12.1 OR 12.2, AND EXCEPT FOR BREACH OF SECTION 9.1 HEREOF, IN NO EVENT SHALL EITHER PARTY, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR AFFILIATES BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES, WHETHER BASED UPON A CLAIM OR ACTION OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT, OR OTHERWISE, ARISING OUT OF THIS AGREEMENT.

[ * ] =CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ARTICLE 13

INSURANCE

13.1 Insurance of EPS.

(a) EPS will maintain, either by itself or through any of its Affiliates under a consolidated policy, insurance in the following amounts, at its own expense, at all times while this Agreement is in effect: (i) workers’ compensation insurance at statutory limits and employers’ liability insurance at not less than [ * ] each accident; and (ii) commercial general liability insurance and/or excess liability insurance with a limit of [ * ] per occurrence for bodily injury and property damage.

(b) EPS will furnish Agrigenetics a certificate(s) from an insurance carrier (having a minimum AM Best rating of [ * ]) showing all the insurance set forth in Section 13.1(a) above. The insurance and the certificate(s) will (i) name Agrigenetics (including Agrigenetics’ officers, directors, employees, Affiliates and agents and Agrigenetics’ successors and assigns) as additional insureds with respect to EPS’ performance under this Agreement, (ii) provide that such insurance shall be primary and non contributing with respect to any liability insurance carried by Agrigenetics and (iii) provide that underwriters and insurance companies of EPS will not have any right of subrogation against Agrigenetics (including Agrigenetics’ officers, directors, employees, Affiliates and agents and Agrigenetics’ successors and assigns). Such insurance may be canceled only after [ * ] prior written notice to Agrigenetics. EPS shall be responsible for the payment of any deductibles, retentions or retrospective premiums that may apply to any such coverage procured and maintained hereunder.

13.2 Insurance of Agrigenetics.

(a) Agrigenetics will procure and maintain, either by itself or through any of its Affiliates under a consolidated policy, insurance in the following amounts, at its own expense, at all times while this Agreement is in effect: (i) commercial general liability insurance and/or excess liability insurance with a limit of [ * ] per occurrence for bodily injury and property damage; and (ii) workers’ compensation insurance at statutory limits and employers’ liability insurance at not less than [ * ] each accident.

(b) Agrigenetics will furnish EPS a certificate(s) from an insurance carrier (having a minimum AM Best rating of [ * ]) showing all the insurance set forth in Section 13.2(a) above. The insurance and the certificate(s), will (i) name EPS (including EPS’s officers, directors, employees, Affiliates and agents and EPS’s successors and assigns) as additional insureds with respect to Agrigenetics’ performance under this Agreement, (ii) provide that such insurance shall be primary and non-contributing with respect to any liability insurance carried by EPS, and (iii) provide that underwriters and insurance companies of Agrigenetics will not have any right of subrogation against EPS (including EPS’s officers, directors, employees, Affiliates and agents and EPS’s successors and assigns). Agrigenetics shall be responsible for the payment

[ * ] =CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

of any deductibles, retentions or retrospective premiums that may apply to any such coverage procured and maintained hereunder. Such insurance may be canceled only after [ * ] prior written notice to EPS.

ARTICLE 14

MISCELLANEOUS

14.1 Guaranty. Mycogen hereby unconditionally and irrevocably guarantees to EPS the full performance of Agrigenetics, as and when due hereunder, of all obligations of Agrigenetics under this Agreement. Exelixis hereby unconditionally and irrevocably guarantees to Agrigenetics the full performance of EPS, as and when due hereunder, of all obligations of EPS under this Agreement.

14.2 Notices . All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent designated for overnight delivery by nationally recognized overnight air courier (such as DHL or Federal Express), the next business day after delivery to such courier; (c) if sent by facsimile transmission or by electronic transmission, including email, when transmitted and receipt is confirmed; and (d) if otherwise actually personally delivered, when delivered, provided that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any Party or Mycogen or Exelixis shall provide by like notice to the other Parties or Mycogen or Exelixis to this Agreement:

if to EPS or Exelixis:

Exelixis Plant Sciences, Inc.

16160 SW Upper Boones Ferry Road

Portland, Oregon 97224

Attention: Vice President of Research

Facsimile: (503) 670-7703

with copies to:

Exelixis, Inc.

170 Harbor Way, P.O. Box 511

South San Francisco, California 94083

Attention: Senior VP, Patents and Licensing

Facsimile: (650) 837-8205

[ * ] =CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

and

Cooley Godward Kronish LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, California 94306

Attention: Marya A. Postner, Esq.

Facsimile: (650) 849-7400

if to Agrigenetics or Mycogen:

Agrigenetics, Inc.

9330 Zionsville Road

Indianapolis, Indiana 46268

Attention: General Counsel

Facsimile: (317) 337-6954

with copies to:

Dow AgroSciences LLC

9330 Zionsville Road

Indianapolis, Indiana 46268

Attention: General Counsel

Facsimile: (317) 337-6954

and

King & Spalding LLP

1180 Peachtree Street

Atlanta, Georgia 30309

Attention: C. William Baxley, Esq.

                  Anne M. Cox, Esq.

Facsimile: (404) 572-5132

14.3 Headings. The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

14.4 Counterparts and Exchanges by Electronic Transmission or Facsimile. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission, including by email, or facsimile shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

[ * ] =CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

14.5 Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of New York (without giving effect to principles of conflicts of laws).

14.6 Dispute Resolution.

(a) In the event of a claimed breach of this Agreement by either Party, or any other dispute arising out of or related to this Agreement, the Parties shall try to settle their differences amicably between themselves by first referring the disputed matter to the respective heads of research of each Party, and if not resolved by such research heads, by referring the disputed matter to the respective Chief Executive Officers of each Party. Either Party may initiate such informal dispute resolution by sending written notice of the dispute to the other Party, and within [ * ] after receipt of such notice, such representatives of the Parties shall meet either in person or by teleconference or video conference to attempt in good faith to resolve any such dispute. If such personnel are unable to resolve such dispute within [ * ] of their first meeting, either Party may initiate arbitration by following the procedures set forth in the commercial arbitration rules of the American Arbitration Association (“AAA”) in effect on the Effective Date (the “AAA Rules”). Within [ * ] of the date provided for any answering statement to be filed by the answering Party, each Party shall select an arbitrator from AAA’s National Roster who is experienced in the field of biotechnology, preferably plant biotechnology, and shall provide written notice thereof to the other Party and to AAA. The two (2) arbitrators so selected shall mutually select a third (3rd) arbitrator from AAA’s National Roster who is experienced in the field of biotechnology, preferably plant biotechnology. The arbitration shall be conducted in accordance with the procedures set forth below and under the AAA Rules in the Denver, Colorado office of the AAA. The arbitrators so selected shall hold a preliminary conference with the Parties within [ * ] after their appointment, at which they will schedule a date for the arbitration hearing that will accommodate no more than [ * ] for pre-hearing discovery. The arbitrators shall render their decision after the hearing, in writing, as expeditiously as is possible, and such decision shall be delivered based on written materials submitted by the Parties to the arbitrators and on any oral presentation or testimony offered at the hearing, but provided that neither Party shall be required to attend any such hearing except that individual representatives of the Parties may be required by subpoena to testify at the hearing as ordered by the arbitrators. Each Party shall supply to the other Party a copy of any written materials to be submitted to the arbitrators at least [ * ] prior to the scheduled hearing. A default judgment may be entered against any Party that fails to provide written materials to the other Party for the arbitration hearing. The decision of the three arbitrators shall be final, binding and unappealable and shall be filed as a judgment or record in any court having proper jurisdiction. [ * ].

(b) Discovery shall be (i) limited to the exchange of and timely responding to document requests, interrogatories, and depositions, not to exceed [ * ] per witness, (ii) limited to information directly relevant to the disputed issues and (iii) take into account claims of privilege, work product and other restrictions on discovery as appear to be warranted. The Parties shall comply with the AAA Rules and the scheduling order issued by the arbitrators in serving and responding to discovery.

[ * ] =CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c) The arbitrators may award the prevailing Party its attorneys’ and experts’ fees and disbursements incurred in resolving the dispute and may award other sanctions to the extent the arbitrators find any dispute advanced in the proceedings to be frivolous or without a good faith basis in fact and in law when the dispute was first presented for arbitration.

(d) The arbitration shall be absolutely confidential. As a condition precedent to the nomination or appointment of any person as arbitrator, such person shall execute a confidentiality agreement with the Parties (“Arbitrator Confidentiality Agreement”). Participation in the arbitration shall be strictly limited to employees, agents, experts and counsel for the respective Parties with an absolute “need to know”, and to Third Party witnesses with relevant information that testify as ordered by the arbitrators. The identities of all such employees, agents, experts, counsel of a Party and necessary Third Party witness shall be disclosed to the other Party before such employee, agent, expert, counsel or necessary Third Party witness participates in arbitration. All pleadings, briefs and other written submissions shall be presented solely to the arbitrators and exchanged between the Parties; copies shall not be lodged with the AAA. All evidence likewise shall be presented solely to the arbitrators. No copies of any submission by a Party or any documentary evidence presented by a Party shall be made by the other Party or any of the arbitrators except as necessary to prosecute or defend against claims at issue in the dispute. The award shall not disclose any Confidential Information of any Party. Promptly following the award, all submissions and documentary evidence presented by a Party shall be returned to that Party by the other Party and by each of the arbitrators, provided that neither of the Parties, as opposed to the arbitrators, shall be obligated to return the submissions and documentary evidence presented by the other Party until such time as the award is satisfied.

(e) Any issue concerning the extent to which any dispute is subject to arbitration, or concerning the applicability, interpretation, or enforceability of this Section 14.6, including any contention that all or any part of this Section 14.6 is invalid or unenforceable, shall be governed by the Federal Arbitration Act and resolved by the arbitrators, not the court.

14.7 Injunctive Relief.

(a) Each party hereto acknowledges and agrees that any violation of the terms of this Agreement may result in irreparable injury and damage to the other parties hereto that may not be adequately compensable in money damages, and for which the other parties hereto will have no adequate remedy at law. Each party hereto therefore consents and agrees that the other parties hereto may obtain such interlocutory injunctions, orders and decrees as may be necessary to enforce their respective rights under this Agreement, which rights shall be cumulative and in addition to any other rights or remedies to which such parties may be entitled.

[ * ] =CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b) [ * ]

14.8 Successors and Assigns; Parties in Interest. This Agreement shall be binding upon and inure to the benefit of EPS and its successors and assigns (if any) and Agrigenetics and its successors and assigns (if any). None of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the Parties to this Agreement and their respective successors and assigns (if any).

14.9 Waiver. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

14.10 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Agrigenetics and EPS.

14.11 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

14.12 Entire Agreement. The Transactional Agreements set forth the entire understanding of the parties hereto relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties hereto relating to the subject matter thereof, including the CDA, the [ * ].

14.13 Assignment. Neither Party may assign any of their respective rights or delegate any of their respective obligations under this Agreement to any other Person without the prior written consent of the other Party, provided that either Party may assign all of their respective rights and obligations under this Agreement, but not less than all, without such consent to any of their respective Affiliates or to their respective successors in interest in connection with the sale of all or substantially all of their respective assets to which this Agreement pertains or through merger, acquisition or other similar transactions.

14.14 Non-Competition.

(a) For a period of [ * ] (the “Covered Period”), EPS and Exelixis and their respective Affiliates, other than a Permitted Affiliate, shall not for themselves or for any other Person: [ * ]. A “Permitted Affiliate” shall mean a Person who acquires all or substantially all of the stock or assets of EPS, Exelixis or Agrinomics. The Parties acknowledge that, if this Agreement expires or terminates on or prior to [ * ], then there will not be any Covered Period,

[ * ] =CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

and EPS, Exelixis and their respective Affiliates shall not have any obligations pursuant to this Section 14.14. In the case of a breach or alleged breach of this Section 14.14 during the period defined in Section 8.15 of the APA as the “Covered Period”, Agrigenetics may only pursue those remedies available to it pursuant to the APA with respect to a breach or alleged breach of Section 8.15 of the APA and shall not be entitled to any remedy pursuant to this Agreement.

(b) Each of EPS and Exelixis acknowledges that the covenants of EPS and Exelixis set forth in this Section 14.14 are an essential element of this Agreement and that any breach by EPS or Exelixis of any provision of this Section 14.14 will result in irreparable injury to Agrigenetics. Each of EPS and Exelixis have independently consulted with their counsel and after such consultation agrees that the covenants set forth in this Section 14.14 are reasonable and proper to protect the legitimate interest of Agrigenetics.

14.15 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits and Schedules to this Agreement. The Exhibits and Schedules attached hereto are deemed to be part of this Agreement as if fully set forth herein.

14.16 Force Majeure. Both Parties shall be excused from the performance of their obligations (except for payment obligations) under this Agreement to the extent that such performance is prevented by force majeure and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse shall be continued so long as the condition constituting force majeure continues and the nonperforming Party takes reasonable efforts to remove the condition. For purposes of this Agreement, “force majeure” shall mean conditions beyond the control of the Parties, including an act of God, voluntary or involuntary compliance with any regulation, law or order of any government, war, terrorism, civil commotion, labor strike or lock-out, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe; provided, however, the payment of invoices due and owing hereunder shall not be delayed by the payer because of a force majeure affecting the payer.

[ * ] =CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

14.17 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

14.18 Relationship Between the Parties. The Parties’ relationship, as established by this Agreement, is solely that of independent contractors. This Agreement does not create any partnership, joint venture or similar business relationship between the Parties. Neither Party is a legal representative of the other Party, and neither Party can assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other Party for any purpose whatsoever.

{Remainder of page intentionally left blank}

[ * ] =CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their proper officers as of the Effective Date.

AGRIGENETICS, INC.		EXELIXIS PLANT SCIENCES, INC.

By:	/s/ Antonio Galindez	By:	/s/ George Scangos
Title:	Antonio Galindez, President	Title:	President and Chief Executive Officer
Date:	September 4, 2007	Date:	September 4, 2007

MYCOGEN CORPORATION, solely pursuant to		EXELIXIS, INC., solely pursuant to Sections
Sections 9.4, 9.5, 9.6 and 11.1 and as		8.2, 8.4(d), 8.7, 9.4, 9.5, 9.6 and 11.1 and
Agrigenetics’ guarantor pursuant to Section 14.1		as EPS’ guarantor pursuant to Section 14.1
hereunder		hereunder

By:	/s/ Jerome Peribere	By:	/s/ George Scangos
Title:	Jerome A. Peribere, President	Title:	President and Chief Executive Officer
Date:	September 4, 2007	Date:	September 4, 2007

{Signature Page to Contract Research Agreement}

[ * ] =CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit A

Initial Research Plan

[ * ]

A-1

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit B

Joint Management Team Members

Agrigenetics JMT Members

[ * ]

EPS JMT Members

[ * ]

B-1

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Execution Copy

Exhibit C

Agrigenetics PDX Facility License

PDX FACILITY LICENSE AGREEMENT

THIS PDX FACILITY LICENSE AGREEMENT (the “License Agreement”) dated, for reference purposes only, as of September 4, 2007, is entered into by and between EXELIXIS PLANT SCIENCES, INC., a Delaware corporation having its principal place of business at 16160 SW Upper Boones Ferry Road, Portland, OR 97224-7744 (“EPS”) and Agrigenetics, Inc., a Delaware corporation having its principal place of business at 9330 Zionsville Road, Indianapolis, Indiana 46268 (“Agrigenetics”) .

WITNESSETH:

A. EPS is the Tenant under that certain Lease Agreement dated for reference purposes only as of March 7, 2006 ( as it may be amended from time to time, the “PDX Facility Lease”) by and between EPS, as Tenant, and Pacific Realty Associates, L.P., a Delaware limited partnership, as Landlord (the “Landlord”), with respect to the leased facility located at 16160 S.W. Upper Boones Ferry Road, Portland, Oregon 97224, and more fully described in the PDX Facility Lease (the “PDX Facility”).

B. Agrigenetics and EPS, together with Mycogen Corporation (“Mycogen”), Exelixis, Inc. (“Exelixis”) and Agrinomics, LLC (“Agrinomics”), are entering into an Asset Purchase and License Agreement (the “APA”) of even date herewith, pursuant to which EPS and Agrinomics are selling certain assets to Agrigenetics and granting Agrigenetics licenses to other assets and intellectual property rights of EPS or Agrinomics.

C. Agrigenetics and EPS, together with Mycogen, Agrigenetics, Inc. (“Agrigenetics”) and Exelixis, are entering into a Contract Research Agreement (the “Contract Research Agreement”) of even date herewith, pursuant to which Agrigenetics will engage EPS to develop additional assets and complete certain research started pursuant to the [ * ]. EPS shall conduct its activities related to such engagement (the “Contracted Research”), in part, in the PDX Facility, and Agrigenetics has requested access to the PDX Facility in order to observe and participate in the Contracted Research.

D. All capitalized terms used but not defined herein shall have the meanings assigned to them in the Contract Research Agreement.

NOW, THEREFORE, it is agreed between EPS and Agrigenetics as follows:

LICENSE AGREEMENT

1. LICENSE. CONDITIONED UPON ITS RECEIPT OF THE WRITTEN CONSENT OF LANDLORD, EPS HEREBY GRANTS TO AGRIGENETICS AN IRREVOCABLE, NON-EXCLUSIVE LICENSE DURING THE TERM OF THE PDX FACILITY LEASE OR THE TERM OF THE CONTRACT RESEARCH AGREEMENT, WHICHEVER IS SHORTER, (THE “License”), on and subject to the terms and conditions set forth herein, to enter upon the PDX Facility in order to observe and participate in the performance of the Contracted Research.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2. PDX FACILITY EXPENSES. During the Term, Agrigenetics shall be responsible for, and shall reimburse EPS for, Agrigenetics’s proportionate share of PDX Facility Expenses and EPS shall be responsible for the remainder of the PDX Facility Expenses, all in accordance with the terms of the Contract Research Agreement.

3. COMPLIANCE WITH LEASE; RULES AND REGULATIONS. Agrigenetics acknowledges and agrees that it has no right, title or interest in or to the PDX Facility and that the License hereby granted does not grant an estate or any interest in the PDX Facility and agrees that it shall not violate any term or provision of the Lease. Agrigenetics shall abide by such reasonable rules and regulations as EPS may from time to time provide to Agrigenetics in connection with Agrigenetics’s exercise of the License.

4. TERM. The term of the License shall commence on the later of the date of the Effective Date (as such term is defined in the APA) or the date EPS receives the written consent of Landlord to this License Agreement, and shall terminate concurrently with the termination of the PDX Facility Lease or the termination of the Contract Research Agreement, whichever comes first.

5. NOTICES. All notices, requests, demands and other communications under this License Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent designated for overnight delivery by nationally recognized overnight air courier (such as DHL or Federal Express), the next business day after delivery to such courier; (c) if sent by facsimile transmission, when transmitted and receipt is confirmed; and (d) if otherwise actually personally delivered, when delivered, provided that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other parties to this License Agreement:

if to EPS:

Exelixis Plant Sciences, Inc.

16160 SW Upper Boones Ferry Road

Portland, Oregon 97224

Attention: Vice President of Research

Facsimile: 503-670-7703

with copies to:

Exelixis, Inc.

170 Harbor Way, P.O. Box 511

South San Francisco, California 94083-0511

Attention: Senior VP, Patents and Licensing

Facsimile: 650-837-8205

and

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Cooley Godward Kronish LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306

Attention: Marya A. Postner, Esq.

Facsimile: (650) 849-7400

if to Agrigenetics:

Agrigenetics, Inc.

9330 Zionsville Road

Indianapolis, Indiana 46268

Attention: General Counsel

Facsimile: (317) 337-6954

with copies to:

Dow AgroSciences LLC

9330 Zionsville Road

Indianapolis, IN 46268

Attn: General Counsel

Facsimile: (317) 337-6954

and

King & Spalding LLP

1180 Peachtree Street

Atlanta, Georgia 30309

Attention: C. William Baxley, Esq.

                 Anne M. Cox, Esq.

Facsimile: (404) 572-5132

6. HEADINGS. The bold-faced headings contained in this License Agreement are for convenience of reference only, shall not be deemed to be a part of this License Agreement and shall not be referred to in connection with the construction or interpretation of this License Agreement.

7. COUNTERPARTS AND EXCHANGES BY ELECTRONIC TRANSMISSION OR FACSIMILE. This License Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission or facsimile shall be sufficient to bind the Parties to the terms and conditions of this License Agreement.

8. GOVERNING LAW. This License Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Oregon, without giving effect to principles of conflicts of laws, except that the governing law provision of the Contract Research Agreement shall apply with respect to the parties’ rights and obligations with respect to the PDX Facility Expenses.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

9. SUCCESSORS AND ASSIGNS; PARTIES IN INTEREST. This License Agreement shall be binding upon and inure to the benefit of EPS and its successors and assigns (if any) and Agrigenetics and its successors and assigns (if any). None of the provisions of this License Agreement is intended to provide any rights or remedies to any person other than the parties to this License Agreement and their respective successors and assigns (if any).

10. WAIVER. No failure on the part of any person to exercise any power, right, privilege or remedy under this License Agreement, and no delay on the part of any person in exercising any power, right, privilege or remedy under this License Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

11. AMENDMENTS. This License Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Agrigenetics and EPS.

12. SEVERABILITY. In the event that any provision of this License Agreement, or the application of any such provision to any person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this License Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

13. ENTIRE AGREEMENT. This License Agreement, together with the other Transactional Agreements (as such term is defined in the APA), sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings among or between any of the parties relating to the subject matter hereof.

14. ASSIGNMENT. Neither party may assign any of their respective rights or delegate any of their respective obligations under this License Agreement to any other person without the prior written consent of the other party, provided that either party may assign all of their respective rights and obligations under this License Agreement, but not less than all, without such consent to any of their respective affiliates or to their respective successors in interest in connection with the sale of all or substantially all of their respective assets to which this License Agreement pertains or through merger, acquisition or other similar transactions.

15. CONSTRUCTION.

(a) For purposes of this License Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this License Agreement.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c) As used in this License Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this License Agreement to “Sections” are intended to refer to Sections of this License Agreement.

16. FORCE MAJEURE. Both parties shall be excused from the performance of their obligations (except for payment obligations) under this License Agreement to the extent that such performance is prevented by force majeure and the nonperforming party promptly provides notice of the prevention to the other party. Such excuse shall be continued so long as the condition constituting force majeure continues and the nonperforming party takes reasonable efforts to remove the condition. For purposes of this License Agreement, “force majeure” shall mean conditions beyond the control of the parties, including without limitation, an act of God, voluntary or involuntary compliance with any regulation, law or order of any government, war, terrorism, civil commotion, labor strike or lock-out, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe; provided, however, the payment of invoices due and owing hereunder shall not be delayed by the payer because of a force majeure affecting the payer.

17. FURTHER ACTIONS. Each party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this License Agreement.

18. RELATIONSHIP BETWEEN THE PARTIES. The parties’ relationship, as established by this License Agreement, is solely that of independent contractors. This License Agreement does not create any tenancy, subtenancy, partnership, joint venture or similar business relationship between the parties. Neither party is a legal representative of the other party, and neither party can assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other party for any purpose whatsoever.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, EPS and Agrigenetics have executed this License Agreement in duplicate originals by their proper officers as of the Effective Date.

AGRIGENETICS, INC.		EXELIXIS PLANT SCIENCES, INC.

By:	/s/ Antonio Galindez	By:	/s/ George Scangos
Title:	Antonio Galindez, President	Title:	George A. Scangos; President & CEO
Date:	September 4, 2007	Date:

{Signature Page to the PDX Facility License Agreement}

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit D

EPS Greenhouse Lease

LEASE AGREEMENT

This Lease Agreement (the “Lease”) is dated as of September 4, 2007 and is entered into by and between AGRIGENETICS, INC, a Delaware corporation having its principal place of business at 9330 Zionsville Road, Indianapolis, Indiana 46268 (“Landlord”), and EXELIXIS PLANT SCIENCES, INC., a Delaware corporation having its principal place of business at 16160 SW Upper Boones Ferry Road, Portland, OR 97224-7744 (alternatively, “Tenant” or “EPS”). In consideration of the mutual promises in this Lease and for other valuable consideration, the receipt and sufficiency of which are acknowledged, Landlord and Tenant agree as follows:

RECITALS

A. Landlord and Tenant together with Mycogen Corporation (“Mycogen”), Exelixis, Inc. (“Exelixis”) and Agrinomics LLC (“Agrinomics”), are entering into an Asset Purchase and License Agreement (the “APA”) of even date herewith, pursuant to which EPS and its Affiliates are selling certain assets to Landlord and granting Landlord licenses to other assets and intellectual property rights of EPS or Agrinomics.

B. Pursuant to the APA, Landlord is purchasing the Premises from Tenant.

C. Landlord and Tenant are entering into a Contract Research Agreement (the “Contract Research Agreement”) of even date herewith, pursuant to which Landlord will engage Tenant to develop additional assets and complete certain research started pursuant to the [ * ]. Tenant shall conduct its activities related to such engagement (the “Contracted Research”), in part, in the Premises.

D. All capitalized terms used but not defined herein shall have the meanings assigned to them in the Contract Research Agreement.

1.	NOW, THEREFORE, Landlord and Tenant agree as follows:

Summary of Basic Terms.

1.1	Premises (and alternatively, the “Purchased Facility”): The Purchased Facility, including the land described on the attached Exhibit A (the “Land”), the greenhouses and other structures on the Land (collectively the “Building”), all other improvements on the Land, and all easements, covenants, and other rights appurtenant to the Land, the Building, and the other improvements on the Land.

1.2	Address of Premises: [ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.3	Commencement Date: The date the Closing (as defined in the APA) takes place under the APA.

1.4	Expiration Date: The date of termination or expiration of the Contract Research Agreement.

1.5	Consideration: Tenant’s agreement to perform its obligations under this Lease and the Contract Research Agreement shall be the consideration for Landlord’s grant to Tenant of the Tenant’s rights under this Lease.

1.6	Notice Addresses:

To Landlord:

Agrigenetics, Inc.

9330 Zionsville Road

Indianapolis, Indiana 46268

Attention: General Counsel

Facsimile: (317) 337-6954

with copies to:

Dow AgroSciences LLC

9330 Zionsville Road

Indianapolis, IN 46268

Attn: General Counsel

Facsimile: (317) 337-6954

and

King & Spalding LLP

1180 Peachtree Street

Atlanta, Georgia 30309

Attention: C. William Baxley, Esq. and

Anne M. Cox, Esq.

Facsimile: (404) 572-5132

To Tenant:

Exelixis Plant Sciences, Inc.

16160 SW Upper Boones Ferry Road

Portland, Oregon 97224

Attention: Vice President of Research

Facsimile: 503-670-7703

with copies to:

Exelixis, Inc.

170 Harbor Way, P.O. Box 511

South San Francisco, California 94083-0511

Attention: Senior VP, Patents and Licensing

Facsimile: 650-837-8205

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

and

Cooley Godward Kronish LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306

Attention: Marya A. Postner, Esq.

Facsimile: (650) 849-7400

2. Demise and Term.

2.1 Demise. Landlord leases to Tenant and Tenant leases from Landlord, upon the terms and conditions set forth in this Lease, the Premises described in Section 1.1 (the “Premises”).

2.2 Commencement and Expiration Dates. The Term of this Lease (the “Term”), shall commence on the date of the Closing (as defined in the APA) of the APA (the “Commencement Date”) and shall expire, unless sooner terminated pursuant to the provisions of this Lease, on the Expiration Date.

2.3 Acceptance of Premises. Tenant is in possession of the Premises as of the date of this Lease and accepts the Premises [ * ] on the Commencement Date, subject to all laws, statutes, ordinances, orders, rules, regulations and requirements of the United States, or the state, county, city or political subdivision in which the Premises is located or that exercises jurisdiction over the Premises, Landlord or Tenant, or any agency, department, commission, board, bureau or instrumentality of any of the foregoing that exercises jurisdiction over the Premises, Landlord or Tenant (collectively “Applicable Laws”), covenants and restrictions. Landlord has [ * ], and Tenant [ * ]. Except as otherwise expressly set forth in this Lease to the contrary, in no event shall Landlord have any obligation for any defects in effect on the Commencement Date in the Premises or any limitation on their respective uses.

2.4 Access. During the Term, Landlord, and Landlord’s employees, representatives, agents and contractors, shall have the right to enter and pass through the Premises or any part thereof (i) at any time and for any purpose in the case of emergencies and (ii) otherwise during the Term in a manner causing no unreasonable interference with Tenant’s business for the following purposes: (1) to examine and inspect the Premises and to show them to consultants and contractors and to prospective mortgagees or insurers, (2) for making such repairs or changes in or to the Premises as may be permitted or required by this Lease or as may be mutually agreed upon by the parties or as Landlord may desire to make by Applicable Laws, (3) for ascertaining whether Tenant has complied with its obligations and agreements under this Lease, and (4) for the purpose of observing, and participating in, the Contracted Research.

3 No Rent; Consideration. Tenant shall not be obligated to pay rent to Landlord, it being understood and agreed that the consideration for this Lease is Tenant’s agreement to perform its obligations under the Contract Research Agreement and this Lease.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

4. Taxes.

4.1 Landlord’s Obligation to Pay Real Property Tax. Landlord shall pay all Real Property Taxes, as defined below, on the Premises (including any fees, taxes or assessments against, or as a result of, any tenant improvements installed on the Premises by or for the benefit of Tenant in connection with the Contracted Research) during the Lease Term directly to the taxing authority prior to the date of delinquency.

4.1.1 Definition of “Real Property Taxes.” “Real Property Taxes” means: (i) all real estate taxes, assessments and other governmental levies and charges of any kind and nature (including any interest payable on such taxes, assessments and levies whenever the same are permitted to be paid in installments) which may presently or hereafter be imposed, levied, assessed or confirmed by any lawful taxing authorities which may become due and payable out of or for, or which may become a lien or charge upon or against the whole, or any part, of the Premises; (ii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Premises by any governmental agency; (iii) any tax imposed upon this transaction or based upon a re-assessment of the Premises due to a change of ownership, as defined by Applicable Laws, or other transfer of all or part of Landlord’s interest in the Premises; and (iv) any charge or fee replacing any tax previously included within the definition of real property tax.

4.2 Landlord’s Obligation to Pay Personal Property Taxes. Landlord shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Landlord and located on the Premises. If any of Tenant’s personal property is taxed with the Premises, Tenant shall pay Landlord the taxes for the personal property belonging to Tenant.

5. Operation, Repairs and Maintenance; Managing Party.

5.1 Tenant’s Obligations During First and Second Contract Years. During the first and second Contract Years (during which time Tenant shall be the “Managing Party”): (i) Tenant shall manage, operate and maintain the Premises and the Purchased Operative Assets therein pursuant to the terms of Section 5.3 below and in material compliance with all Applicable Laws; and (ii) Tenant shall pay directly, and Landlord shall reimburse Tenant for, all Purchased Facility Expenses pursuant to the terms of the Contract Research Agreement.

5.2 Landlord’s Obligation During Subsequent Contract Years. During each subsequent Contract Year (during which time Landlord shall be the “Managing Party”) , Landlord shall manage, operate and maintain the Purchased Facility and the Purchased Operative Assets therein pursuant to the terms of Section 5.3 below and in material compliance with all Applicable Laws. Landlord shall pay directly all Purchased Facility Expenses and Tenant shall have no responsibility for any Purchased Facility Expenses.

5.3 Managing Party’s Obligations. Landlord and Tenant each agree to use commercially reasonable efforts during the period of such party’s tenure as Managing Party to ensure that the Premises and the Purchased Operative Assets are in good working order and sufficient for Tenant’s performance of its obligations under the Contract Research Agreement

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

during such period. The Managing Party shall arrange and pay for all utilities of any kind provided to the Premises, and shall keep all portions of the Premises (including structural, nonstructural, interior, exterior, and landscaped areas, portions, systems and equipment) in good order, condition and repair (including interior repainting and refinishing, as needed). If any portion of the Premises or any system or equipment in the Premises cannot be fully repaired or restored, Managing Party shall promptly replace such portion of the Premises or system or equipment in the Premises, regardless of whether the benefit of such replacement extends beyond the Term. Managing Party shall maintain a preventive maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system by a licensed heating and air conditioning contractor. It is the intention of Landlord and Tenant that at all times Managing Party shall maintain the Premises in good working order and repair. If either Landlord or Tenant, as the Managing Party, fails to maintain, repair or replace the Premises as required by this Section, then the other party may, upon [ * ] prior notice to the Managing Party (except that no notice shall be required in the case of an emergency), perform such maintenance or repair (including replacement, as needed) on behalf of the Managing Party. In such case, if Landlord is the Managing Party, Landlord shall reimburse Tenant for all costs incurred in performing such maintenance or repair immediately upon demand.

5.4 Purchased Facility Expenses. During the Term, Landlord shall be responsible for all Purchased Facility Expenses, and shall pay such expenses either through the reimbursement procedures set forth in the Contract Research Agreement during the first Contract Year and the second Contract Year, or directly, in each subsequent Contract Year, as set forth in the Contract Research Agreement.

6. Use; Restrictions. Tenant shall have the right to use the Premises throughout the Term to perform the Contracted Research and related activities, but for no other purpose. Tenant shall have the right to possession of the Premises throughout the Term, subject to Landlord’s right of access to observe and participate in the Contracted Research. Tenant shall not use or occupy the Premises, or permit the Premises to be used or occupied, in violation of any Applicable Laws, or in any manner which would violate any certificate of occupancy with respect to the Premises, that would cause damage to the Premises, or that would constitute a public or private nuisance.

7. Environmental Requirements. Except for Hazardous Substances (as such term is defined in the APA) used by Tenant in compliance with Applicable Laws in connection with the Contracted Research, Tenant shall not permit or cause any party to bring any Hazardous Substances upon the Premises or transport, store, use, generate, manufacture or release any Hazardous Substances in or about the Premises.

8. Subordination and Attornment. This Lease shall be subordinate to any mortgages, trust deeds and other financing instruments given by Landlord to its lenders and encumbering the Premises (collectively, “Mortgages”), so long as the holders of the Mortgages (the “Mortgagees”) agree not to disturb Tenant’s rights under this Lease in connection with the exercise of their rights under the Mortgages. If Landlord’s interest in the Premises is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord’s interest in the Premises and recognize such transferee or successor as Landlord under this Lease. Tenant waives the

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protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord’s interest. Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so.

9. Assignment and Subletting. No portion of the Premises or of Tenant’s interest in this Lease may be assigned by Tenant to or acquired by any other person or entity, whether by sale, assignment, mortgage, sublease, license, concession, right of occupancy or use, transfer, operation of law, or act of Tenant, except in connection with a permitted assignment of the Contract Research Agreement.

10. Liability and Insurance. Landlord and Tenant shall each procure and maintain such insurance as is required of them by the Contract Research Agreement.

11. Alterations.

11.1 Structural Alterations; Approved Renovation. Tenant will not make any structural alterations to the Premises without Landlord’s prior written consent, which consent Landlord may grant or deny in Landlord’s reasonable discretion. Landlord hereby expressly confirms that prior to execution of this Lease, Landlord granted its consent to the renovation of the Premises by Tenant for the purposes of conducting research, which renovation consists of (i) the removal and reconfiguration of greenhouse benches, and (ii) the addition and reconfiguration of lighting and associated electrical panels (the “Approved Renovation”), and acknowledges and confirms that Landlord has agreed to pay the costs and expenses of the Approved Renovation and the Approved Renovation may be completed during the Term of this Lease without Tenant having to obtain any additional consent or authorization from Landlord.

11.2 Minor Non-Structural Alterations. Tenant may make non-structural interior alterations to the Premises reasonably required in connection with the Contracted Research, without Landlord’s consent, so long as such alterations do not materially alter the electrical, plumbing, HVAC, or other utility systems of the Premises and the estimated cost of such alterations is less than [ * ] (the aforesaid limitation on the cost of alterations shall apply to any single incident of alterations or to the aggregate cost of any series of alterations that are reasonably related so as to part of a single plan of alterations). If Tenant wishes to be reimbursed for the costs and expenses thereof, it shall give [ * ] prior written notice to Landlord specifying the scope of the intended alteration, the reason it is required in connection with the Contracted Research and the estimated cost and expense thereof, but Landlord shall have no obligation to provide any such reimbursement unless Landlord expressly agrees thereto in writing. Nothing in this Lease shall alter the provisions of the Contract Research Agreement or other Transactional Agreements, (as such term is defined in the APA) with respect to capital expenditures for items that, on account of not being permanently affixed to the Building or Land, do not become part of the realty. Nothing in this Section shall apply to the Approved Renovations.

11.3 Performance of Work. Whenever in this Lease Managing Party is permitted or required to maintain and repair, or make additions, alterations, substitutions or replacements, or reconstruct or restore the Improvements or the Premises, Managing Party shall cause such work

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(the “Work”) to be done and completed in a good, substantial and workmanlike manner, free from faults and defects, and in compliance with all Applicable Laws, and shall utilize only new first-class materials and supplies. Managing Party shall be solely responsible for construction means, methods, techniques, sequences and procedures, and for coordinating all activities related to the Work, and the other party shall have no duty or obligation to inspect the Work, but shall have the right to do so. If any such Work is required to be approved by the other party under this Lease, Managing Party shall deliver to the other party architectural plans and specifications for the work (by an architect of Managing Party’s choice), at least [ * ] before the beginning of such alteration, addition, or improvement, which plans and specifications shall be subject to the approval of the other party. Any and all Work approved by the other party hereunder shall be performed substantially in accordance with said approved plans and specifications.

11.4 Payment of Costs and Expenses. In performing any Work, Managing Party shall (i) provide and pay for all labor, materials, goods, supplies, equipment, appliances, tools, construction equipment and machinery and other facilities and services necessary for the proper execution and completion of the Work; (ii) promptly pay when due all costs and expenses incurred in connection with the Work; (iii) pay all sales, consumer, use and similar taxes required by law in connection with the Work; (iv) secure and pay for all permits, fees and licenses necessary for the performance of the Work; and (v) at all times maintain the Premises free and clear from any and all liens, claims, security interests and encumbrances arising from or in connection with the Work, including, without limitation, liens for materials delivered, supplied or furnished, or for services or labor performed or rendered. All materials, supplies, goods, appliances and equipment incorporated in the Work shall be free from any liens, security interests or title retention arrangements, other than the lien or security interest (if any) of the holder of any Mortgage placed upon the Premises by Landlord.

11.5 Trade Fixtures. In addition, Tenant may, without the consent of Landlord, install trade fixtures, equipment, and machinery in conformance with Applicable Laws and may remove such items upon termination or expiration of this Lease, provided Tenant repairs any damage to the Premises caused by their removal.

12. Landlord’s and Tenant’s Property.

12.1 Landlord’s Property. All improvements, wires, cables, conduits and appurtenances attached to or built into the Premises shall be and remain a part of the Premises, shall be deemed the property of Landlord and shall not be removed by Tenant without the written consent of Landlord.

12.2 Tenant’s Property. Except for the Purchased Assets, all business and trade fixtures, machinery and equipment that can be removed (provided any damage caused by removal is repaired by Tenant), communications equipment, and distribution equipment, whether or not affixed to the Building, which have been or are hereafter installed in the Premises by or for the account of Tenant or its subtenants or licensees, and all furniture, furnishings and other articles of personal property located in the Premises shall be and remain the property of Tenant, and may be removed by Tenant at any time during the Term.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

13. Casualty Damage; Condemnation.

13.1 Casualty. In the event that the Premises shall be damaged or destroyed by fire or other casualty insured under Landlord’s standard fire and extended coverage insurance and Landlord does not elect to terminate this Lease as hereinafter provided, Landlord shall proceed with reasonable diligence and at Landlord’s sole cost and expense to restore and repair the Premises to substantially the condition as existed prior to such casualty, exclusive of any alterations, additions, improvements, fixtures and equipment installed by Tenant. In the event (i) the Premises shall be destroyed or materially damaged by a casualty not covered by Landlord’s insurance; or (ii) Landlord reasonably determines that such damage cannot be repaired within [ * ] after the date of such damage, not including force majeure delays; or (iii) any Mortgagee at the time of the casualty elects, pursuant to its Mortgage, to require the use of all or part of Landlord’s insurance proceeds in satisfaction of all or part of the indebtedness secured by such Mortgage, then Landlord may elect, by written notice to Tenant within [ * ] after the occurrence of such casualty, to terminate this Lease. Nothing in this Section shall modify the term of the Contract Research Agreement.

13.2 Condemnation. If a condemning authority takes title by eminent domain or by agreement in lieu thereof to all or a part of any portion of the Premises sufficient to render any part of the Premises unsuitable for Tenant’s use, then Tenant may elect to vacate the Premises effective on the date that possession is taken by the condemning authority. All compensation awarded for any taking, (or the proceeds of private sale in lieu thereof) of the Premises shall be the property of Landlord, and Tenant hereby assigns its interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for Tenant’s moving and relocation expenses or for the loss of any tenant improvements made and paid for by Tenant as well as Tenant’s fixtures and other tangible personal property if a separate award for such items is made to Tenant.

14. Surrender. On the last day of the Term, or upon any earlier termination of this Lease, Tenant shall vacate the Premises and return possession of the Premises to Landlord in “broom-clean” condition, except for ordinary wear and tear, and damage caused by casualty. All alterations, additions and improvements approved by Landlord shall become Landlord’s property and shall be surrendered to Landlord upon the expiration or earlier termination of the Lease, except that Tenant may remove any of Tenant’s property and shall repair any damage to the Premises caused by such removal.

15.	Defaults; Remedies.

15.1 Covenants and Conditions. Tenant’s performance of each of Tenant’s obligations under this Lease is a condition as well as a covenant. Tenant’s right to continue in possession of the Premises is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

15.2 Defaults. Tenant shall be in material default under this Lease:

(a) If Tenant abandons the Premises;

(b) If Tenant fails to pay or perform any of Tenant’s obligations under this Lease for a period of [ * ] after written notice from Landlord; provided that if more than [ * ] are reasonably required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the [ * ] period and thereafter diligently pursues its completion.

(c)(i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within [ * ]; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease and possession is not restored to Tenant within [ * ]; or (iv) if substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within [ * ]. If a court of competent jurisdiction determines that any of the acts described in this subsection (c) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant’s interest hereunder, then Landlord shall receive the amount, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease.

15.3 Remedies. On the occurrence of any default by Tenant, after exhausting the dispute resolution provision set forth in Section 14.6 of the Contract Research Agreement, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any other right or remedy, pursue any one or more of the following remedies:

(a) Terminate this Lease by giving Tenant notice of termination, in which event Tenant shall immediately quit and vacate the Premises and deliver and surrender possession of the Premises to Landlord, and this Lease shall be terminated at the time designated by Landlord in its notice of termination to Tenant; or

(b) With or without terminating this Lease, Landlord may bring an action against Tenant to recover from Tenant all damages suffered, incurred or sustained by Landlord (including without limitation court costs and reasonable attorneys’ fees actually incurred) as a result of, by reason of or in connection with such default, and/or to obtain specific performance of Tenant’s obligations under this Lease; or

(c) Landlord may do whatever Tenant is obligated to do under the terms of this Lease, in which event Tenant shall reimburse Landlord on demand for any expenses, including, without limitation, reasonable attorneys’ fees actually incurred, which Landlord may reasonably incur in thus effecting satisfaction and performance of or compliance with Tenant’s duties and obligations under this Lease; or

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(d) Maintain Tenant’s right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, at law or in equity.

No action taken by or on behalf of Landlord shall be construed to be an acceptance of a surrender of this Lease.

15.4. Costs; Attorneys’ Fees. A party’s entitlement to attorneys’ fees shall be governed by the terms of the Contract Research Agreement.

15.5 Non-Waiver; Forbearance. Landlord’s pursuit of any one or more of its stated remedies shall not preclude pursuit of any other remedy or remedies provided for in this Lease or any other remedy or remedies provided for or allowed by law or in equity, separately or concurrently, or in any combination. Landlord’s pursuit of any one or more of the remedies provided in this Lease shall not constitute an election of remedies excluding the election of another remedy or other remedies, or a forfeiture or waiver of any damages or other sums accruing to Landlord by reason of Tenant’s default. Landlord’s forbearance in pursuing or exercising one or more of its remedies shall not be deemed or construed to constitute a waiver of any default or any remedy. No waiver by Landlord of any right or remedy on one occasion shall be construed as a waiver of that right or remedy on any subsequent occasion or as a waiver of any right or remedy then or thereafter existing. No failure of Landlord to pursue or exercise any of its powers, rights or remedies or to insist upon strict and exact compliance by Tenant with any agreement, term, covenant, condition, requirement, provision or restriction of this Lease, and no custom or practice at variance with the terms of this Lease, shall constitute a waiver by Landlord.

15.6 Landlord Default. If Landlord fails to perform any of the terms, covenants, conditions, agreements or provisions of this Lease required to be performed by Landlord, for a period greater than [ * ] after written notice by Tenant to Landlord of said failure (except if the nature of Landlord’s obligation is such that more than [ * ] are required for its performance, then Landlord shall not be deemed in default if it commences performance within the [ * ] period, thereafter diligently pursues the cure to completion), such failure shall be deemed a default by Landlord and a material breach of the Lease. In case of default by Landlord, Tenant may maintain any action against Landlord for damages and/or exercise any other remedies available at law or in equity. Tenant may (but shall not be required to) perform any obligation of Landlord if Landlord fails to do so after written notice as described in this paragraph. The cost of such performance shall be immediately recoverable from the Landlord plus interest at the legal rate for interest on judgments.

15.7 Cumulative Remedies. Unless stated otherwise herein, the remedies provided for in this Lease are cumulative and in addition to any other remedy available to Landlord or Tenant at law or in equity.

16. Notices. Any notice or other communication required or permitted to be given by either party to the other pursuant to this Lease shall be in writing and delivered in person to Landlord or Tenant or sent postage prepaid by overnight courier, addressed to the other party at the address set forth in Section 1.6 or such other address which may be designated by a party in writing. Notice shall be considered given and effective on the date of delivery to the addressee.

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17. Estoppel Certificates. Each party agrees that at any time requested by the other party, with not less than [ * ] prior notice, to execute and deliver to the other a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), stating whether or not, to the best knowledge of the signer, the other party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which the signer shall have knowledge, and stating whether or not, to the best knowledge of the signer, any event has occurred which with the giving of notice or passage of time, or both, would constitute such a default, and, if so, specifying each such event.

18. Miscellaneous.

18.1 Integration. This Lease, together with the other Transactional Agreements (as such term is defined in the APA), sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings among or between any of the parties relating to the subject matter hereof. No agreement shall be effective to change or modify this Lease, unless such agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement is sought.

18.2 Successors and Assigns. Neither party may assign any of their respective rights or delegate any of their respective obligations under this Agreement to any other person without the prior written consent of the other party, provided that either party may assign all of their respective rights and obligations under this Agreement, but not less than all, without such consent to any of their respective affiliates or to their respective successors in interest in connection with the sale of all or substantially all of their respective assets to which this Agreement pertains or through merger, acquisition or other similar transactions.

18.3 Non-Waiver. No provision of this Lease shall be deemed to have been waived by either party unless such waiver is in writing signed by the waiving party. A party’s waiver of a breach of any term or condition of this Lease shall not be deemed a waiver of any subsequent breach.

18.4 No Presumption Against Drafter. Landlord and Tenant understand, agree and acknowledge that: (a) this Lease has been freely negotiated by both parties; and (b) in any controversy, dispute, or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

18.5 Quiet Enjoyment. Tenant, upon Tenant’s performance of all of the terms, covenants and conditions of this Lease on its part to be kept and performed, may quietly have, hold and enjoy the Premises during the Term of this Lease without disturbance from Landlord or from any other person claiming through Landlord.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

18.6 Severability. If any portion of this Lease is held to be illegal, invalid or unenforceable under present or future Applicable Laws, the remainder of this Lease shall not be affected thereby.

18.7 “Force Majeure” Delays. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, acts of terror, war or other reason of like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease (a delay resulting from financial inability to perform, excepted), then performance of such work or act shall be excused for the period of the delay and the period for the performance of any such work or act shall be extended for a period equivalent to the period of such delay up to a maximum of thirty (30) days.

18.8 Lien Waiver. Landlord hereby waives any and all liens upon (whether arising by virtue of statute, common law or otherwise) Tenant’s trade fixtures, furnishings, equipment, inventory and personal property.

18.9 Brokers. Neither party has used a real estate broker in connection with this Lease. Each party will defend, indemnify, and hold harmless from any claim, loss, or liability made or imposed by any other party claiming a commission or fee in connection with this Lease and arising out of its own conduct.

18.10 Governing Law. This Lease shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Oregon, without giving effect to principles of conflicts of laws, except that the governing law provision of the Contract Research Agreement shall apply with respect to the parties’ rights and obligations with respect to the Purchased Facility Expenses.

18.11 Time of Essence. Time is of the essence of this Lease. Anywhere a day certain is stated for payment or for performance of any obligation, the day certain so stated enters into and becomes a part of the consideration for this Lease.

18.12 Modifications. This Lease shall not be modified or amended in any respect except by a written agreement executed by Landlord and Tenant in the same manner as this Lease in executed.

18.13 Further Assurances. Each of the parties shall promptly execute and deliver such additional documents and shall do such acts that are reasonably necessary, in connection with the performance of its respective obligations under this Lease, to carry out the intent and purposes of this Lease. Tenant agrees to sign a recordable lease termination agreement upon termination of the Lease.

18.14 Consent not to be Unreasonably Withheld. Whenever a party’s consent, approval or other decision is requested by the other party or required under this Lease, such consent, approval, or other decision shall not be unreasonably withheld, conditioned or delayed.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the date first set forth on the first page of this Lease.

LANDLORD:
AGRIGENETICS, INC.

By:	/s/ Antonio Galindez
Name:	Antonio Galindez September 4, 2007
Its:	President

TENANT:
EXELIXIS PLANT SCIENCES, INC.

By:	/s/ George Scangos
Name:	George A. Scangos
Its:	President & Chief Executive Officer

Exhibits

A: Description of Premises

{Signature Page to the Lease Agreement}

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EXHIBIT A

DESCRIPTION OF PREMISES

PARCEL I – [ * ].

PARCEL II – [ * ].

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Exhibit E

Personnel Committee

[ * ]

[ * ]

[ * ]

[ * ]

E-1

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit F

[ * ]

F-1

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit G

Material Transmittal Form

Agreement Description: Contract Research Agreement entered into as of September 4, 2007 by and among Agrigenetics, Inc., Mycogen Corporation, Exelixis Plant Sciences, Inc., and Exelixis, Inc.

Name of supplying Party:

Name of supplying Party representative (print):

Signature:
Date:

DESCRIPTION:

G-1

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.